Exhibit 10.5

CREDIT AGREEMENT

Dated as of August 27, 2009

among

Syms Corp,
as the Lead Borrower

For

The Borrowers Named Herein

The Facility Guarantors

Bank of America, N.A.
as Administrative Agent and Collateral Agent

and

The Other Lenders Party Hereto

PORTIONS OF CERTAIN SCHEDULES TO THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. SUCH PORTIONS ARE MARKED “[***]” IN THIS DOCUMENT; THEY HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

(i)

5.07	No Default	56
5.08	Ownership of Property; Liens	56
5.09	Environmental Compliance	56
5.10	Insurance	57
5.11	Taxes	57
5.12	ERISA Compliance	57
5.13	Subsidiaries; Equity Interests	57
5.14	Margin Regulations; Investment Company Act	58
5.15	Disclosure	58
5.16	Compliance with Laws	58
5.17	Intellectual Property; Licenses, Etc.	58
5.18	Labor Matters	58
5.19	Security Documents	59
5.20	Solvency	59
5.21	Deposit Accounts; Credit Card Arrangements	59
5.22	Brokers	59
5.23	Customer and Trade Relations	60
5.24	Material Contracts	60
5.25	Casualty	60

ARTICLE VI AFFIRMATIVE COVENANTS		60

6.01	Financial Statements	60
6.02	Certificates; Other Information	61
6.03	Notices	62
6.04	Payment of Obligations	63
6.05	Preservation of Existence, Etc.	63
6.06	Maintenance of Properties	63
6.07	Maintenance of Insurance	64
6.08	Compliance with Laws	65
6.09	Books and Records; Accountants	65
6.10	Inspection Rights	65
6.11	Use of Proceeds	66
6.12	Additional Loan Parties	66
6.13	Cash Management	66
6.14	Information Regarding the Collateral	67
6.15	Physical Inventories	67
6.16	Environmental Laws	68
6.17	Further Assurances	68
6.18	Compliance with Terms of Leaseholds	68
6.19	Material Contracts	68

ARTICLE VII NEGATIVE COVENANTS		69

7.01	Liens	69
7.02	Investments	69
7.03	Indebtedness; Disqualified Stock	69
7.04	Fundamental Changes	69
7.05	Dispositions	69
7.06	Restricted Payments	69
7.07	Prepayments of Indebtedness	70
7.08	Change in Nature of Business	70
7.09	Transactions with Affiliates	70

(ii)

7.10	Burdensome Agreements	70
7.11	Use of Proceeds	70
7.12	Amendment of Material Documents	70
7.13	Fiscal Year	70
7.14	Deposit Accounts; Credit Card Processors	71
7.15	Financial Covenant	71

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		71

8.01	Events of Default	71
8.02	Remedies Upon Event of Default	73
8.03	Application of Funds	73

ARTICLE IX ADMINISTRATIVE AGENT		74

9.01	Appointment and Authority	74
9.02	Rights as a Lender	74
9.03	Exculpatory Provisions	75
9.04	Reliance by Agents	75
9.05	Delegation of Duties	76
9.06	Resignation of Agents	76
9.07	Non-Reliance on Administrative Agent and Other Lenders	76
9.08	Intentionally Omitted	76
9.09	Administrative Agent May File Proofs of Claim	76
9.10	Collateral and Guaranty Matters	76
9.11	Notice of Transfer	77
9.12	Reports and Financial Statements	78
9.13	Agency for Perfection	78
9.14	Indemnification of Agents	78
9.15	Relation among Lenders	79
9.16	Defaulting Lender	79

ARTICLE X MISCELLANEOUS		79

10.01	Amendments, Etc.	79
10.02	Notices; Effectiveness; Electronic Communications	80
10.03	No Waiver; Cumulative Remedies	82
10.04	Expenses; Indemnity; Damage Waiver	82
10.05	Payments Set Aside	83
10.06	Successors and Assigns	83
10.07	Treatment of Certain Information; Confidentiality	85
10.08	Right of Setoff	86
10.09	Interest Rate Limitation	86
10.10	Counterparts; Integration; Effectiveness	86
10.11	Survival	86
10.12	Severability	87
10.13	Replacement of Lenders	87
10.14	Governing Law; Jurisdiction; Etc.	87
10.15	Waiver of Jury Trial	88
10.16	No Advisory or Fiduciary Responsibility	88
10.17	USA PATRIOT Act Notice	89
10.18	Foreign Asset Control Regulations	89
10.19	Time of the Essence	89
10.20	Intentionally Omitted	89

(iii)

10.21	Press Releases	89
10.22	Additional Waivers	90
10.23	No Strict Construction	91
10.24	Attachments	91

SIGNATURES		S-92

(iv)

SCHEDULES

1.01	Borrowers
1.02	Guarantors
2.01	Commitments and Applicable Percentages
5.01	Loan Parties Organizational Information
5.05	Supplement to Interim Financial Statements
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.09	Environmental Matters
5.10	Insurance
5.13	Subsidiaries; Other Equity Investments
5.18	Collective Bargaining Agreements
5.21(a)	DDAs
5.21(b)	Credit Card Arrangements
5.24	Material Contracts
6.02	Financial and Collateral Reporting
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

	A	Committed Loan Notice
	B	Note
	C	Compliance Certificate
	D	Assignment and Assumption
	E	Borrowing Base Certificate
	F	Credit Card Notification

(v)

CREDIT AGREEMENT

          This CREDIT AGREEMENT (“Agreement”) is entered into as of August 27, 2009 among

          Syms Corp, a New Jersey corporation (the “Lead Borrower”),

          the Persons named on Schedule 1.01 hereto (collectively, the “Borrowers”),

          the Facility Guarantors;

          each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and

          Bank of America, N.A., as Administrative Agent and Collateral Agent.

          The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case on the terms and conditions set forth herein.

          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

          1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

          “Accelerated Borrowing Base Delivery Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability at least equal to twenty percent (20%) of the Loan Cap. For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing at the Administrative Agent’s option (i) so long as such Event of Default has not been waived, and/or (ii) if the Accelerated Borrowing Base Delivery Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded twenty percent (20%) of the Loan Cap for sixty (60) consecutive calendar days, in which case an Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement.

          “Acceptable Document of Title” means, with respect to any Inventory, a tangible, negotiable bill of lading, airway bill or other Document (as defined in the UCC) that (a) is issued by a common carrier (i) which is not an Affiliate of the Approved Foreign Vendor or any Loan Party and (ii) which is in actual possession of such Inventory, (b) is issued to the order of the Borrower or, if so requested by the Collateral Agent, to the order of the Collateral Agent, (c) names the Collateral Agent as a notify party and bears a conspicuous notation on its face of the Collateral Agent’s security interest therein, (d) is not subject to any Lien (other than in favor of the Collateral Agent), and (e) is on terms otherwise reasonably acceptable to the Collateral Agent.

          “ACH” means automated clearing house transfers.

          “Accommodation Payment” as defined in Section 10.22(d).

          “Account” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

          “Acquisition” means, with respect to any Person (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any Store locations of any Person, in each case in any transaction or group of transactions which are part of a common plan.

          “Act” shall have the meaning provided in Section 10.17.

          “Adjusted LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent (1%)) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. The Adjusted LIBO Rate will be adjusted automatically as to all LIBO Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.

          “Adjustment Date” means the first day of each Fiscal Quarter, commencing November 29, 2009.

          “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

          “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.

          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          “Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, and (iv) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person.

          “Agent(s)” means, individually, the Administrative Agent or the Collateral Agent, and collectively means both of them.

          “Agent Parties” shall have the meaning specified in Section 10.02(c).

          “Aggregate Commitments” means the Commitments of all the Lenders which, on the Closing Date, is an aggregate of $75,000,000.

          “Agreement” means this Credit Agreement.

          “Allocable Amount” has the meaning specified in Section 10.22(d).

          “Applicable Lenders” means the Required Lenders, all affected Lenders, or all Lenders, as the context may require.

          “Applicable Margin” means:

(a) From and after the Closing Date until the first Adjustment Date, the percentages set forth in Level II of the pricing grid below; and

(b) From and after the first Adjustment Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability during the Fiscal Quarter ended immediately preceding such Adjustment Date; provided, however, that notwithstanding anything to the contrary set forth herein, if Availability is at any time less than the amount calculated pursuant to clause (e) of the Borrowing Base, then the Applicable Margin otherwise in effect shall immediately increase by 0.50% and shall remain increased until the subsequent Adjustment Date; provided, further that upon the occurrence of an Event of Default, interest shall accrue at the Default Rate; provided further if any financial statement required to be delivered pursuant to Section 6.01 or any Borrowing Base Certificate is at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any such financial statement or Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin
I	Less than $25,000,000	3.50%	2.50%
II	Equal to or greater than $25,000,000 but less than or equal to $50,000,000	3.25%	2.25%
III	Greater than $50,000,000	3.00%	2.00%

          “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Committed Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 2.06 or Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

          “Applicable Rate” means, at any time of calculation, (a) with respect to Commercial Letters of Credit, a per annum rate equal to the Applicable Margin for Committed Loans which are LIBOR Rate Loans minus 0.75%, and (b) with respect to Standby Letters of Credit, a per annum rate equal to the Applicable Margin for Committed Loans which are LIBOR Rate Loans.

          “Appraisal Percentage” means 85%.

          “Appraised Value” means at any time (a) with respect to the Borrowers’ Eligible Inventory, the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of the Borrowers’ Eligible Inventory as set forth in the Borrowers’ inventory stock ledger, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent, or (b) with respect to the Borrowers’ Eligible Real Estate, the fair market value of the Borrowers’ Eligible Real Estate as set forth in the most recent appraisal of the Borrowers’ Eligible Real Estate by an independent appraiser engaged by the Administrative Agent, which appraisal shall assume, among other things, a marketing time of not greater than twelve (12) months or less than three (3) months; provided that the Appraised Value of Eligible Real Estate shall in no event exceed the maximum amount of the Obligations at any time specified to be secured by a Mortgage thereon.

          “Approved Foreign Vendor” means a foreign vendor of a Loan Party which (a) is located in any country acceptable to the Collateral Agent in its discretion, (b) has received timely payment or performance of all obligations owed to it by the Loan Parties, (c) has not asserted and has no right to assert any reclamation, repossession, diversion, stoppage in transit, Lien or title retention rights in respect of such Inventory, and (d), if so requested by the Collateral Agent, has entered into and is in full compliance with the terms of an agreement with the Collateral Agent in form and substance satisfactory to the Collateral Agent.

          “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender (c) an entity or an Affiliate of an entity that administers or manages a Lender, or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.

          “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

          “Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

          “Audited Financial Statements” means the audited consolidated balance sheet of the Lead Borrower and its Subsidiaries for the fiscal year ended February 28, 2009, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such fiscal year of the Lead Borrower and its Subsidiaries, including the notes thereto.

          “Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.03(b)(iii).

          “Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of:

                    (a) The Loan Cap

                              Minus

                    (b) The aggregate unpaid balance of the Committed Loans and the L/C Obligations to, or for the account of, the Borrowers.

          In calculating Availability at any time and for any purpose under this Agreement, the Lead Borrower shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis (absent which the Administrative Agent may establish a Reserve therefor).

          “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Committed Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

          “Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its reasonable discretion as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party, or (d) to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, Availability Reserves may include, in the Administrative Agent’s reasonable discretion, (but are not limited to) reserves based on: (i) rent; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, claims of the PBGC and other Taxes which may have priority over the interests of the Collateral Agent in the Collateral; (iv) salaries, wages and benefits due to employees of any Borrower, (v) Customer Credit Liabilities, (vi) reserves for reasonably anticipated changes in the Appraised Value of Eligible Inventory between appraisals, (vii) amounts due to vendors on account of consigned goods, (ix) warehousemen’s or bailee’s charges and other Permitted Encumbrances which may have priority over the interests of the Collateral Agent in the Collateral, (x) Cash Management Reserves, (xi) Bank Products Reserves, (xii) Realty Reserves, and (xiiii) royalties payable in respect of licensed merchandise.

          “Average Daily Availability” shall mean the average daily Availability for the immediately preceding Fiscal Quarter (based on Availability at the close of business on each day during such Fiscal Quarter).

          “Bank of America” means Bank of America, N.A. and its successors.

          “Bank Products” means any services or facilities provided to any Loan Party by the Administrative Agent, any Lender, or any of their respective Affiliates, including, without limitation, on account of (a) Swap Contracts and (b) leasing, but excluding Cash Management Services.

          “Bank Product Reserves” means such reserves as the Administrative Agent from time to time determines in its reasonable discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

          “Banker’s Acceptance” means a time draft or bill of exchange or other deferred payment obligation relating to a Commercial Letter of Credit which has been accepted by the Issuing Lender.

          “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) the LIBO Rate for a one-month interest period as determined on such day, plus 1.0%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Base Rate due to a change in Bank of America’s “prime rate”, the Federal Funds Rate or the LIBO Rate shall be effective on the effective date of such change in Bank of America’s prime rate, the Federal Funds Rate or the LIBO Rate, respectively.

          “Base Rate Loan” means a Committed Loan that bears interest based on the Base Rate.

          “Blocked Account” has the meaning provided in Section 6.13(a)(ii).

          “Blocked Account Agreement” means with respect to an account established by a Loan Party, an agreement, in form and substance satisfactory to the Collateral Agent, establishing control (as defined in Section 9-104 of the UCC) of such account by the Collateral Agent and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Cash Dominion Event, to comply only with the instructions originated by the Collateral Agent without the further consent of any Loan Party.

          “Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

          “Borrower Materials” has the meaning specified in Section 6.02.

          “Borrowers” has the meaning specified in the introductory paragraph hereto.

          “Borrowing Base” means, at any time of calculation, an amount equal to:

(a) the face amount of Eligible Credit Card Receivables multiplied by 85%;

plus

(b) the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the Appraisal Percentage of the Appraised Value of Eligible Inventory;

plus

(c) with respect to any Eligible Letter of Credit, the Appraisal Percentage of the Appraised Value of the Inventory

supported by such Eligible Letter of Credit, multiplied by the Cost of such Inventory when completed, net of Inventory Reserves;

plus

          (d) 100% of all Eligible Cash on Hand, provided that Eligible Cash on Hand included in the Borrowing Base may not be withdrawn from the deposit account at Administrative Agent, thereby reducing the Borrowing Base, unless and until the Lead Borrower furnishes the Administrative Agent with (i) notice of such intended withdrawal and (ii) a Borrowing Base Certificate as of the date of such proposed withdrawal reflecting that, after giving effect to such withdrawal, no Overadvance or Default or Event of Default will result;

plus

(e) the least of (i) $18,750,000, (ii) the Real Estate Advance Rate multiplied by the Appraised Value of Eligible Real Estate, and (iii) the Real Estate Cap;

minus

(f) the then amount of all Availability Reserves.

          “Borrowing Base Certificate” means a certificate substantially in the form of Exhibit E hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.

          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBO Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

          “Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by such Person during such period.

          “Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          “Cash Collateral Account” means a non-interest bearing account established by one or more of the Loan Parties with Bank of America, and in the name of, the Collateral Agent (as the Collateral Agent shall otherwise direct) and under the sole and exclusive dominion and control of the Collateral Agent, in which deposits are required to be made in accordance with Section 2.03(g) or 8.02(c).

          “Cash Collateralize” has the meaning specified in Section 2.03(g).

          “Cash Dominion Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability of at least twenty percent (20%) of the Loan Cap. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (i) so long as such Event of Default has not been waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded twenty percent (20%) of the Loan Cap for sixty (60) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for sixty (60) consecutive days) at all times after a Cash Dominion Event has occurred and been discontinued on two (2) occasions after the Closing Date. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.

          “Cash Management Reserves” means such reserves as the Administrative Agent, from time to time, determines in its discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

          “Cash Management Services” means any one or more of the following types or services or facilities provided to any Loan Party by the Administrative Agent or any Lender or any of their respective Affiliates: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, (e) purchase cards, and (f) credit or debit cards.

          “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

          “CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

          “CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

          “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

          “Change of Control” means an event or series of events by which:

          (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than Marcy Syms becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the Equity Interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

          (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Lead Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) any Person or two or more Persons acting in concert (other than Marcy Syms) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Lead

Borrower, or control over the Equity Interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or

          (d) any “change in control” or “sale” or “disposition” or similar event as defined in any Organizational Document of any Loan Party, or any document governing Material Indebtedness of any Loan Party; or

          (e) the Lead Borrower fails at any time to own, directly or indirectly, 100% of the Equity Interests of each other Loan Party free and clear of all Liens (other than the Liens in favor of the Collateral Agent), except where such failure is as a result of a transaction permitted by the Loan Documents.

          “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

          “Code” means the Internal Revenue Code of 1986 and the regulations promulgated thereunder, each as amended and in effect from time to time.

          “Collateral” means any and all “Collateral” or “Mortgaged Property” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent.

          “Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Agents executed by (a) a bailee or other Person in possession of Collateral, and (b) any landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases such Person’s Liens on the Collateral held by such

Person or located on such Real Estate, (iii) provides the Collateral Agent with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the Collateral Agent with a reasonable time to sell and dispose of the Collateral from such Real Estate, and (v) makes such other agreements with the Collateral Agent as the Agents may reasonably require.

          “Collateral Agent” means Bank of America, acting in such capacity for its own benefit and the ratable benefit of the other Credit Parties.

          “Commercial Letter of Credit” means any letter of credit or similar instrument (including, without limitation, banker’s acceptances) issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

          “Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

          “Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

          “Committed Loan” has the meaning specified in Section 2.01.

          “Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a Conversion of Committed Loans from one Type to the other, or (c) a continuation of LIBO Rate Loans, pursuant to 2.01(a), which, if in writing, shall be substantially in the form of Exhibit A.

          “Compliance Certificate” means a certificate substantially in the form of Exhibit C.

          “Concentration Account” has the meaning provided in Section 6.13(b).

          “Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender’s giving the Administrative Agent written notice of that Lender’s objection to such course of action.

           “Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

          “Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Lead Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense and (iv) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period), minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period), all as determined on a Consolidated basis in accordance with GAAP.

          “Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Capital Expenditures made during such period, minus (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash during such period to (b) the sum of (i) Debt Service Charges plus (ii) the aggregate amount of all Restricted Payments, in each case, of or by the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

          “Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest financing costs, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP minus (d) interest income during such period (excluding any portion of interest income representing accruals of amounts received in a previous period), in each case of or by the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

          “Consolidated Net Income” means, as of any date of determination, the net income of the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP, provided, however, that there shall be excluded (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the income (or loss) of such Person during such Measurement Period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to such Person during such period, (c) the income (or loss) during such Measurement Period of any Subsidiary of such Person accrued prior to the date (i) it becomes a Subsidiary of such Person, (ii) it is merged into or consolidated with such Person or any of its Subsidiaries or (iii) its assets are acquired by such Person or any of its Subsidiaries, and (d) the income of any direct or indirect Subsidiary of a Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the Lead Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.

           “Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

          “Convert”, “Conversion” and “Converted” each refer to a conversion of Committed Loans of one Type into Committed Loans of the other Type.

          “Cost” means the lower of cost or market value of Inventory on a first-in, first-out basis based on the inventory retail method, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date, as such calculated cost is determined from invoices received by the Borrowers, the Borrowers’ purchase journals and/or the Borrowers’ stock ledger.

          “Credit Card Notifications” has the meaning provided in Section 6.13(a)(i).

          “Credit Card Receivables” means each “Account” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including, but not limited to, Visa, MasterCard and American Express and such other issuers approved by the Administrative Agent) to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

          “Credit Extensions” mean each of the following: (a) a Committed Borrowing and (b) an L/C Credit Extension.

          “Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) each Agent, (iii) each L/C Issuer, (iv) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (v) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (vi) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

          “Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) one primary counsel for the Agents and one local counsel in each applicable jurisdiction, (B) outside consultants for the Agents, (C) appraisers, (D) commercial finance examinations, and (E) all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (D) any workout, restructuring or negotiations in respect of any Obligations, and (b) with respect to the L/C Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agents, the L/C Issuer or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default in connection with the enforcement or protection of its rights under the Loan Documents, or in connection with the Credit Extensions made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Credit Extensions, provided that such Credit Parties shall be entitled to reimbursement for no more than one primary counsel and one local counsel in each applicable jurisdiction (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel), one outside consultant and one financial advisor, in each case representing or advising all such Credit Parties.

          “Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Borrowers.

          “Customs Broker Agreement” means an agreement in form and substance satisfactory to the Agents among a Borrower, a customs broker or other carrier, and the Collateral Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Collateral Agent and agrees, upon notice from the Collateral Agent, to hold and dispose of the subject Inventory solely as directed by the Collateral Agent.

          “DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

          “Debt Service Charges” means for any Measurement Period, the sum of (a) Consolidated Interest Charges paid or required to be paid for such Measurement Period, plus (b) principal payments made or required to be made on account of Indebtedness (excluding the Obligations and any Synthetic Lease Obligations but including, without limitation, Capital Lease Obligations) for such Measurement Period, in each case determined on a Consolidated basis in accordance with GAAP.

          “Debtor Relief Laws” means the United States Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

          “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans, plus (iii) 2% per annum; provided, however, that with respect to a LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Committed Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus 2% per annum.

          “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

          “Deteriorating Lender” means any Defaulting Lender or any Lender as to which (a) the L/C Issuer has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (b) a Person that Controls such Lender has been deemed insolvent or become the subject of a bankruptcy, insolvency or similar proceeding.

          “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith (other than an assignment for purposes of collection).

          “Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Committed Loans mature; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Lead Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Lead Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such

Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Lead Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

          “Dollars” and “$” mean lawful money of the United States.

          “Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia (excluding, for the avoidance of doubt, any Subsidiary organized under the laws of Puerto Rico or any other territory).

          “Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Lead Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, (i) “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries, (ii) a competitor of a Loan Party or any of its Subsidiaries shall not be deemed an “Eligible Assignee” under any circumstances except after the occurrence of an Event of Default under Section 8.01(a) or (f) and (iii) a Loan Party’s decision not to consent to an assignment to a Person all or substantially all of whose investments consist of distressed debt shall not be deemed unreasonable.

          “Eligible Cash on Hand” means cash of a Borrower from time to time deposited in a DDA or investment or securities account in the name of a Loan Party maintained with Bank of America (excluding any amounts on deposit in the Cash Collateral Account or in any other escrow, special purpose or restricted account, such as an account specifically designated for payroll or sales taxes), which DDA is subject to a first priority perfected security interest in favor of the Collateral Agent.

          “Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Borrower from a credit card payment processor and/or credit card issuer, and in each case originated in the ordinary course of business of such Borrower, and (ii) in each case is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (k) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, an Account shall indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a credit card payment processor, or credit card issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable. Except as otherwise agreed by the Administrative Agent, any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:

(a) any Credit Card Receivable which does not constitute an “Account” (as defined in the UCC);

(b) Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c) Credit Card Receivables with respect to which a Loan Party does not have good, valid and marketable title, free and clear of any Lien (other than Liens granted to the Collateral Agent);

          (d) Credit Card Receivables that are not subject to a first priority security interest in favor of the Collateral Agent (it being the intent that chargebacks in the ordinary course by such processors shall not be deemed violative of this clause);

          (e) Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(f) Credit Card Receivables as to which the processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such credit card processor;

(g) Credit Card Receivables due from an issuer or payment processor of the applicable credit card which is the subject of any bankruptcy or insolvency proceedings;

(h) Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable issuer with respect thereto;

(i) Credit Card Receivables which do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

          (j) Credit Card Receivables which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Collateral Agent, and to the extent necessary or appropriate, endorsed to the Collateral Agent; or

(k) Credit Card Receivables which the Administrative Agent determines in its reasonable discretion to be uncertain of collection.

          “Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of a Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course, that in each case, except as otherwise agreed by the Administrative Agent, comply with each of the representations and warranties respecting Inventory made by the Borrowers in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below. Except as otherwise agreed by the Administrative Agent, the following items of Inventory shall not be included in Eligible Inventory:

(a) Inventory that is not solely owned by a Borrower or as to which a Borrower does not have good and valid title;

(b) Inventory that is leased by or is on consignment to a Borrower or which is consigned by a Borrower to a Person which is not a Loan Party;

          (c) Inventory that is not located in the United States of America (excluding territories or possessions of the United States) at a location that is owned or leased by a Borrower, except (i) Inventory in transit between such owned or leased locations, or (ii) Inventory with respect to which the Borrowers have furnished to the Administrative Agent (A) any UCC financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (B) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Administrative Agent;

(d) Inventory that is located in a distribution center leased by a Borrower unless the applicable lessor has delivered to the Collateral Agent a Collateral Access Agreement;

          (e) Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in a Borrower’s business, (iv) are not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (v) are bill-and-hold goods;

(f) Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agent;

(g) Inventory that consists of samples, labels, bags, packaging, and other similar non-merchandise categories;

(h) Inventory that is not insured in compliance with the provisions of Section 5.10 hereof;

(i) Inventory that has been sold but not yet delivered or as to which a Borrower has accepted a deposit;

          (j) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement; or

(k) Inventory acquired in a Permitted Acquisition, unless and until the Collateral Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Collateral Agent, establishes Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Agents may require, all of the results of the foregoing to be reasonably satisfactory to the Agents.

          “Eligible Letter of Credit” means, as of any date of determination thereof, a Commercial Letter of Credit which supports the purchase of Inventory, (i) for which Inventory no documents of title have then been issued; (ii) which Inventory otherwise would constitute Eligible Inventory, (iii) which Commercial Letter of Credit has an expiry within sixty (60) days of the date of initial issuance of such Commercial Letter of Credit, and (iv) which Commercial Letter of Credit provides that it may be drawn only after the Inventory is completed and after an Acceptable Document of Title has been issued for such Inventory reflecting a Borrower or the Collateral Agent as consignee of such Inventory; provided that the Administrative Agent may, in its discretion, exclude any particular Inventory from the definition of “Eligible Letter of Credit” in the event the Administrative Agent determines that such Inventory is subject to any Person’s right or claim which is (or is capable of being) senior to, or pari passu with, the Lien of the Collateral Agent (such as, without limitation, a right of stoppage in transit) or may otherwise adversely impact the ability of the Collateral Agent to realize upon such Inventory.

          “Eligible Real Estate” means Real Estate which, except as otherwise agreed by the Administrative Agent, satisfies all of the following conditions:

(a) A Loan Party owns such Real Estate in fee simple absolute;

          (b) The Administrative Agent shall have received evidence that all actions that the Administrative Agent may reasonably deem necessary or appropriate in order to create valid first and subsisting Liens (subject only to those Liens permitted by Section 6.02 hereof which have priority over the Lien of the Collateral Agent by operation of Law or otherwise reasonably acceptable to the Administrative Agent) on the property described in the Mortgages have been taken;

          (c) The Administrative Agent shall have received an appraisal (based upon Appraised Value) of such Real Estate complying with the requirements of FIRREA by a third- party appraiser reasonably acceptable to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent; and

(d) The Real Estate Eligibility Requirements have been satisfied.

 “Environmental Compliance Reserve” means, with respect to Eligible Real Estate, any reserve which the Agents, from time to time in their discretion establish as estimates of amounts that are reasonably likely to be expended by any Loan Party in order for such Loan Party and its operations and property (a) to comply with any notice from a Governmental Authority asserting non-compliance with Environmental Laws, or (b) to correct any such non-compliance with Environmental Laws or to provide for any Environmental Liability.

          “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          “Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          “Equipment” has the meaning set forth in the Security Agreement.

          “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

          “ERISA” means the Employee Retirement Income Security Act of 1974.

          “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA and other than periodic contribution requirements, upon the Borrower or any ERISA Affiliate.

          “Event of Default” has the meaning specified in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.03 hereof.

          “Excluded Taxes” means, with respect to the Agents, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Lead Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a).

          “Executive Order” has the meaning set forth in Section 10.18.

          “Existing Credit Agreement” means that certain Amended and Restated Loan and Security Agreement dated as of June 5, 2009, as amended and in effect, among the Lead Borrower, SYL, LLC and Israel Discount Bank of New York, as lender.

          “Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

          “Facility Guaranty” means the Guaranty made by the Guarantors in favor of the Agents and the other Credit Parties, in form reasonably satisfactory to the Administrative Agent.

          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

          “Fee Letter” means the letter agreement dated as of the Closing Date among the Borrowers and the Administrative Agent.

          “FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

          “Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the Saturday closest to the last day of each calendar month in accordance with the fiscal accounting calendar of the Loan Parties.

          “Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the Saturday closest to the last day of each May, August, November and February of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties.

          “Fiscal Year” means any period of twelve consecutive months ending on the Saturday closest to the last day of February of any fiscal year.

          “Foreign Asset Control Regulations” has the meaning set forth in Section 10.18.

          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Lead Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          “Fronting Fee” has the meaning assigned to such term in Section 2.03(j).

          “FRB” means the Board of Governors of the Federal Reserve System of the United States.

          “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

          “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term “Guarantee shall not include the endorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

          “Guarantor” means each Subsidiary of the Lead Borrower (other than any CFC) set forth on Schedule 1.02 hereto and each other Subsidiary of the Lead Borrower that shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.12.

          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          “Honor Date” has the meaning specified in Section 2.03(c)(i).

          “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) All Attributable Indebtedness of such Person;

          (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

          For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

          “Indemnified Taxes” means Taxes other than Excluded Taxes.

          “Indemnitees” has the meaning specified in Section 10.04(b).

          “Information” has the meaning specified in Section 10.07.

          “Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

          “Interest Payment Date” means, (a) as to any Committed Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Committed Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBO Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the first Business Day of each month and the Maturity Date.

          “Interest Period” means, as to each LIBO Rate Loan, the period commencing on the date such LIBO Rate Loan is disbursed or Converted to or continued as a LIBO Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Lead Borrower in its Committed Loan Notice; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii) no Interest Period shall extend beyond the Maturity Date; and

          (iv) notwithstanding the provisions of clause (iii), no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Committed Borrowing initially shall be the date on which such Committed Borrowing is made and thereafter shall be the effective date of the most recent Conversion or continuation of such Committed Borrowing.

          “Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Lead Borrower’s and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

          “Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

          “Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s discretion with respect to the determination of the salability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s discretion, include (but are not limited to) reserves based on:

(a) Obsolescence;

(b) Seasonality;

(c) Shrink;

(d) Imbalance;

(e) Change in Inventory character;

(f) Change in Inventory composition;

(g) Change in Inventory mix;

(h) Mark-downs (both permanent and point of sale);

(i) Retail mark-ons and mark-ups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and

(j) Out-of-date and/or expired Inventory.

          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition, or (d) any other investment of money or capital in order to obtain a profitable return. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

          “IRS” means the United States Internal Revenue Service.

          “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

          “Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

          “Joinder Agreement” means an agreement, in form satisfactory to the Administrative Agent pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.

          “Landlord Lien State” means such state(s) in which a landlord’s claim for rent may have priority over the lien of the Collateral Agent in any of the Collateral.

          “Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

          “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

          “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

          “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

          “L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder. The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          “L/C Obligations” means, as at any date of determination, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

          “Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any real property not owned by it for any period of time.

          “Lender” has the meaning specified in the introductory paragraph hereto.

          “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Lead Borrower and the Administrative Agent.

          “Letter of Credit” means each Banker’s Acceptance, each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder.

          “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

          “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

          “Letter of Credit Fee” has the meaning specified in Section 2.03(i).

          “Letter of Credit Sublimit” means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments. A permanent reduction of the Aggregate Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Aggregate Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Aggregate Commitments.

          “LIBO Borrowing” means a Committed Borrowing comprised of LIBO Rate Loans.

          “LIBO Rate” means for any Interest Period with respect to a LIBO Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or Converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          “LIBO Rate Loan” means a Committed Loan that bears interest at a rate based on the Adjusted LIBO Rate.

          “Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          “Liquidation” means the exercise by the Administrative Agent or Collateral Agent of those rights and remedies accorded to such Agents under the Loan Documents and applicable Laws as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going-out-of-business”, “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

          “Loan Account” has the meaning assigned to such term in Section 2.11(a).

          “Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments and (b) the Borrowing Base at such time.

          “Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, the Facility Guaranty, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by any Lender or any of its Affiliates, each as amended and in effect from time to time.

          “Loan Parties” means, collectively, each Borrower and each Guarantor.

          “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Agents under any Loan Documents, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

          “Material Contract” means, with respect to any Person, each contract to which such Person is a party material to the business, condition (financial or otherwise), operations, performance or properties of such Person.

          “Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $5,000,000. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof.

          “Maturity Date” means August 27, 2012.

          “Maximum Rate” has the meaning provided therefor in Section 10.09.

          “Measurement Period” means, at any date of determination, the most recently completed twelve (12) Fiscal Months of the Lead Borrower.

          “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

          “Mortgages” means each and every fee mortgage or deed of trust, security agreement and assignment by and between the Loan Party owning the Real Estate encumbered thereby in favor of the Collateral Agent.

          “Mortgage Policy” has the meaning specified in the definition of Real Estate Eligibility Requirements.

          “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

          “Net Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Collateral Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), plus (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)); and

          (b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting fees, discounts and commissions, legal fees and expenses and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

          “Non-Consenting Lender” has the meaning provided therefor in Section 10.01.

          “Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

          “Note” means a promissory note made by the Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit B, as each may be amended, supplemented or modified from time to time.

          “NPL” means the National Priorities List under CERCLA.

        “Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Committed Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, costs, expenses and indemnities are allowed claims in such proceeding, and (b) any Other Liabilities.

          “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

          “Other Liabilities” means any obligation on account of (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (b) any Bank Product furnished to any of the Loan Parties and/or any of their Subsidiaries, as each may be amended from time to time.

          “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          “Outstanding Amount” means (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

          “Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero.

          “Participant” has the meaning specified in Section 10.06(d).

          “Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making such payment, and (b) after giving effect to such transaction or payment, the Pro Forma Availability Condition has been satisfied and the Consolidated Fixed Charge Coverage Ratio, on a pro-forma basis for the twelve months preceding such transaction or payment, will be equal to or greater than 1.2:1.0. Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clause (b) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent.

          “PBGC” means the Pension Benefit Guaranty Corporation.

          “PCAOB” means the Public Company Accounting Oversight Board.

          “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

          “Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

(a) No Default then exists or would arise from the consummation of such Acquisition;

          (b) Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall neither have announced that it will oppose such Acquisition nor commenced any action which alleges that such Acquisition shall violate applicable Law;

          (c) The Lead Borrower shall have furnished the Administrative Agent with thirty (30) days’ prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the Acquisition documents (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent;

          (d) Either (i) the legal structure of the Acquisition shall be acceptable to the Administrative Agent in its discretion, or (ii) the Loan Parties shall have provided the Administrative Agent with a solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Administrative Agent;

          (f) After giving effect to the Acquisition, if the Acquisition is an Acquisition of Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

          (g) Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;

          (h) If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an Acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Facility Guarantor, as the Administrative Agent shall determine, and the Collateral Agent shall have received a first priority security and/or mortgage interest in such Subsidiary’s property of the same nature as constitutes Collateral under the Security Documents; and

(i) The Loan Parties shall have satisfied the Payment Conditions.

          “Permitted Disposition” means any of the following:

(a) dispositions of inventory in the ordinary course of business;

          (b) bulk sales or other dispositions of the Inventory of a Loan Party not in the ordinary course of business in connection with Store closings, at arm’s length, provided, that such Store closures and related Inventory dispositions shall not exceed (i) in any Fiscal Year of the Lead Borrower and its Subsidiaries, ten percent (10%) of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of new Store openings) and (ii) in the aggregate from and after the Closing Date, twenty-five percent (25%) of the number of the Loan Parties’ Stores in existence as of the Closing Date (net of new Store openings), provided, that all sales of Inventory in connection with Store closings (in a single or series of related transactions) shall be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Agents; provided, further that all Net Proceeds received in connection therewith are applied to the Obligations if then required in accordance with Section 2.05 hereof;

(c) non-exclusive licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;

          (d) licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided that, if requested by the Agents, the Agents shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Agents;

          (e) dispositions of Equipment in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary and is replaced with similar property having at least equivalent utility;

(f) sales, transfers and dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(g) sales, transfers and dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; and

          (h) as long as no Default then exists or would arise therefrom, sales of Real Estate of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the equity interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, as long as, (A) such sale is made for fair market value, (B) with respect to any Eligible Real Estate, the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Real Estate under the Borrowing Base, (C) the Net Proceeds of such sale are utilized to repay the Obligations, and (D) in the case of any sale-leaseback transaction permitted hereunder, the Agents shall have received from such each purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Agents.

          “Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

          (b) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Laws, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.04;

          (c) Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

          (d) Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) Liens in respect of judgments that would not constitute an Event of Default hereunder;

          (f) Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;

          (g) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted hereunder);

          (h) Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i) Liens in favor of the Collateral Agent;

(j) Landlords’ and lessors’ Liens in respect of rent not in default;

          (k) Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

          (l) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m) Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

          (n) voluntary Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

          (o) Liens in favor of customs and revenues authorities imposed by applicable Laws arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation; and

(p) encumbrances referred to in Schedule B of the Mortgage Policies insuring the Mortgages.

          “Permitted Indebtedness” means each of the following as long as no Default or Event of Default exists or would arise from the incurrence thereof:

          (a) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and the direct or contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension, (ii) the result of such extension, renewal or replacement shall not be an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the terms relating to principal amount, amortization, maturity, collateral (if any), subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(b) Indebtedness of any Loan Party to any other Loan Party;

          (c) Without duplication of Indebtedness described in clause (f) of this definition, purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof provided that the terms relating to principal amount, amortization, maturity, collateral (if any), subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate, provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (b) shall not exceed $5,000,000 at any time outstanding and further provided that, if requested by the Collateral Agent, the Loan Parties shall cause the holders of such Indebtedness to enter into an agreement with respect to the use of such fixed or capital assets in connection with the realization on any Collateral by the Collateral Agent, on terms reasonably satisfactory to the Collateral Agent;

          (d) obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;”

(e) Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of Stores;

          (f) Indebtedness incurred for the construction or acquisition or improvement of, or to finance or to refinance, any Real Estate owned or to be acquired by any Loan Party (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder), provided that, (A) with respect to any Eligible Real Estate, the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Real Estate under the Borrowing Base and (B) all Net Proceeds received in connection with any such Indebtedness are applied to the Obligations, and (C) in the case of a sale-leaseback transaction, the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;

          (g) Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Agents;

          (h) Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);

          (i) Indebtedness of the Lead Borrower consisting of Guarantees executed by the Lead Borrower in favor of (i) suppliers of Inventory to SYL, LLC in support of trade credit extended to SYL, LLC relating to such Inventory and/or (ii) factors extending credit to suppliers of Inventory to SYL, LLC in order to induce such factors to permit such suppliers to extend trade credit to SYL, LLC and/or to accept assignments from such suppliers of accounts receivable with respect to which SYL, LLC is the account debtor; and extended to SYL, LLC relating to such Inventory and/or (ii) factors extending credit to suppliers of Inventory to SYL, LLC in order to induce such factors to permit such suppliers to extend trade credit to SYL, LLC and/or to accept assignments from such suppliers of accounts receivable with respect to which SYL, LLC is the account debtor; and

(j) The Obligations.

          “Permitted Investments” means each of the following as long as no Default or Event of Default would arise from the making of such Investment:

          (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

          (b) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

          (c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (b) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

          (d) Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

          (e) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f) Investments existing on the Closing Date, and set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;

          (g) (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties, and (iii) additional Investments by Subsidiaries of the Loan Parties that are not Loan Parties in other Subsidiaries that are not Loan Parties;

          (h) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i) Guarantees constituting Permitted Indebtedness;

(j) Investments by any Loan Party in Swap Contracts permitted hereunder;

          (k) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (l) advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an amount not to exceed $5,000 to any individual at any time or in an aggregate amount not to exceed $50,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(m) Investments constituting Permitted Acquisitions; and

(n) Capital contributions made by any Loan Party to another Loan Party;

provided, however, that notwithstanding the foregoing, (i) after the occurrence and during the continuance of a Cash Dominion Event, no further Investments of the types specified in clauses (a) through (e) shall be permitted unless either (A) no Committed Loans are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBO Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period, and (ii) such Investments shall be pledged to the Collateral Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Collateral Agent.

          “Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:

(a) Is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or

(b) Is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation;

(c) Is made to pay any other amount chargeable to any Loan Party hereunder; and

          (d) Together with all other Permitted Overadvances then outstanding, shall not (i) exceed five percent (5%) of the Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree;

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations with respect to Letters of Credit, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and such “inadvertent Overadvances” shall not reduce the amount of Permitted Overadvances allowed hereunder, and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Aggregate Commitments (as in effect prior to any termination of the Commitments pursuant to Section 2.06 hereof).

          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

          “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Lead Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

          “Platform” has the meaning specified in Section 6.02.

          “Prepayment Event” means:

(a) Any Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party;

          (b) Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party, unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent;

          (c) The issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition or (iii) as a compensatory issuance to any employee, director, or consultant (including under any option plan);

(d) The incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness; or

(e) The receipt by any Loan Party of any Extraordinary Receipts.

          “Pro Forma Availability Condition” shall mean, for any date of calculation with respect to any transaction or payment, the Pro Forma Excess Availability following, and after giving effect to, such transaction or payment, will be equal to or greater than thirty percent (30%) of the Loan Cap.

           “Pro Forma Excess Availability” shall mean, for any date of calculation, after giving pro forma effect to the transaction then to be consummated, the projected Average Daily Availability for each Fiscal Month during the subsequent projected twelve (12) Fiscal Months.

          “Public Lender” has the meaning specified in Section 6.02.

          “Real Estate” means all Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

          “Real Estate Advance Rate” means the following percentages during each of the following three- month periods:

Period	Real Estate Advance Rate

Closing Date through November 9, 2009	50%

November 10, 2009 through February 9, 2010	45%

February 10, 2010 through May 9, 2010	40%

May 10, 2010 through August 9, 2010	35%

August 10, 2010 through November 9, 2010	30%

November 10, 2010 through February 9, 2011	25%

February 10, 2011 through May 9, 2011	20%

May 10, 2011 through August 9, 2011	15%

August 10, 2011 through November 9, 2011	10%

November 10, 2011 through February 9, 2012	5%

Thereafter	0%

          “Real Estate Cap” means, at any time of calculation, twenty-five percent (25%) of the Loan Cap after giving effect to any advances made based on the amounts available to be borrowed under clause (e) of the Borrowing Base.

          “Real Estate Eligibility Requirements: means collectively, each of the following:

(a) The applicable Loan Party has executed and delivered to the Collateral Agent a Mortgage with respect to any Real Estate intended, by such Loan Party, to be included in Eligible Real Estate;

(b) Such Real Estate is used by a Loan Party for offices or as a store or distribution center;

(c) As to any particular property, the Loan Party is in compliance in all material respects with the representations, warranties and covenants set forth in the Mortgage relating to such Real Estate;

          (d) The Collateral Agent shall have received fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or marked-up title insurance commitments having the effect of a policy of title insurance) (the “Mortgage Policies”) in form and substance, with the endorsements reasonably required by the Agents (to the extent available at commercially reasonable rates) and in amounts reasonably acceptable to the Collateral Agent (provided that such amounts shall not exceed the Appraised Value of the applicable Mortgaged Property), issued, coinsured and reinsured (to the extent required by the Collateral Agent) by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid first and subsisting Liens on the property or leasehold interests described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only those Liens permitted by Section 7.01 having priority over the Lien of the Collateral Agent under Law or otherwise reasonably acceptable to the Collateral Agent;

          (e) With respect to any Real Estate intended by any Borrower or other Loan Party to be included in Eligible Real Estate, the Collateral Agent shall have received (i) a Phase I Environmental Site Assessment in accordance with ASTM Standard E1527-05, in form and substance reasonably satisfactory to the Collateral Agent, from an environmental consulting firm reasonably acceptable to the Collateral Agent, which report shall identify recognized environmental conditions and shall to the extent possible quantify any related costs and liabilities, associated with such conditions and the Collateral Agent shall be satisfied with the nature and amount of any such matters, and (ii) if required by the Collateral Agent, further environmental assessments or reports to the extent such further assessments or reports are recommended in the Phase I Environmental Site Assessment;

          (f) With respect to Real Estate located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards, the applicable Loan Party shall have delivered to the Collateral Agent evidence of flood insurance naming the Collateral Agent as mortgagee as required by the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended and in effect, which shall be reasonably satisfactory in form and substance to the Collateral Agent; and

          (g) The applicable Loan Party shall have delivered such other information and documents as may be reasonably requested by the Agents, including, without limitation, such as may be necessary to comply with FIRREA.

          “Realty Reserves” means such reserves as the Administrative Agent from time to time determines in the Administrative Agent’s discretion as being appropriate to reflect the impediments to the Agents’ ability to realize upon any Eligible Real Estate. Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) (i) Environmental Compliance Reserves, (ii) reserves for (A) municipal taxes and assessments, (B) repairs and (C) remediation of title defects, and (iii) reserves for Indebtedness secured by Liens having priority over the Lien of the Collateral Agent.

          “Register” has the meaning specified in Section 10.06(c).

          “Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Lead Borrower and its Subsidiaries as prescribed by the Securities Laws.

          “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

          “Reports” has the meaning provided in Section 9.12(a).

          “Request for Credit Extension” means (a) with respect to a Committed Borrowing, Conversion or continuation of Committed Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

          “Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Committed Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender or Deteriorating Lender shall be excluded for purposes of making a determination of Required Lenders.

          “Required Supermajority Lenders” means, as of any date of determination, Lenders holding more than 66 2/3% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 66 2/3% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender and any Deteriorating Lender shall be excluded for purposes of making a determination of Required Supermajority Lenders.

          “Reserves” means all (if any) Inventory Reserves, Availability Reserves and Realty Reserves.

          “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

           “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

          “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          “Securities Laws” means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB, all as in effect from time to time.

          “Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent.

          “Security Documents” means the Security Agreement, the Blocked Account Agreements, the Mortgages, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered to the Collateral Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

          “Settlement Date” has the meaning provided in Section 2.14(a).

          “Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Lead Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

          “Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

          “Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

          “Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business or (e) is issued for the benefit of a landlord in lieu of a security deposit in respect of a lease of real property.

          “Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          “Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

          “Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent.

          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

          “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

          “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

          “Synthetic Lease Obligation” means the monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

          “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

          “Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII, and (iii) the termination of the Commitments in accordance with the provisions of Section 2.06 hereof.

          “Total Outstandings” means the aggregate Outstanding Amount of all Committed Loans and all L/C Obligations.

          “Trading with the Enemy Act” has the meaning set forth in Section 10.18.

          “Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a LIBO Rate Loan.

          “UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

          “UFCA” has the meaning specified in Section 10.22(d).

          “UFTA” has the meaning specified in Section 10.22(d).

          “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          “United States” and “U.S.” mean the United States of America.

          “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

          1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

          1.03 Accounting Terms

          (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

          1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

          1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

          1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time. With respect to the computation of the Letter of Credit Fee pursuant to Sections 2.03(i) and (j), the Stated Amount for any day shall be determined based on the average amount of all Letters of Credit for such day.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

          2.01 Committed Loans; Reserves. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Lender’s Commitment and (y) such Lender’s Applicable Percentage of the Borrowing Base; subject in each case to the following limitations:

(i) after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the Loan Cap,

                    (ii) after giving effect to any Committed Borrowing, the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Commitment, and

(iii) The Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit.

Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or LIBO Rate Loans, as further provided herein.

                    (b) The following are the Inventory Reserves and Availability Reserves as of the Closing Date:

(i) Shrink (an Inventory Reserve): An amount equal to one-half of one percent (0.50%) of the Inventory of SYL, LLC;

(ii) Damages/Return to Vendor (an Inventory Reserve): An amount equal to one percent (1.0%) of the Inventory of the Borrowers;

(iii) Customer Deposits (an Availability Reserve): An amount equal to one hundred percent (100%) of the customer deposits held by the Borrowers as reflected in the Borrowers’ books and records;

(iv) Customer Credit Liabilities (an Availability Reserve): An amount equal to fifty percent (50%) of the Customer Credit Liabilities as reflected in the Borrowers’ books and records;

                    (v) Rent (an Availability Reserve): An amount equal to two (2) months’ rent for all of the Borrowers’ leased locations in each Landlord Lien State (which, as of the Closing Date consists solely of the Syms Corp location in Falls Church, Virginia), other than leased locations with respect to which the Collateral Agent has received a Collateral Access Agreement in form reasonably satisfactory to the Collateral Agent; and

(vi) Taxes (an Availability Reserve): An amount equal to the ad valorem taxes then due and owing by the Borrowers to any Texas taxing authority.

                    (c) The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in its discretion to establish, modify or eliminate Reserves and shall provide the Lead Borrower with notice of same.

          2.02 Committed Borrowings, Conversions and Continuations of Committed Loans.

                    (a) Committed Loans shall be either Base Rate Loans or LIBO Rate Loans as the Lead Borrower may request subject to and in accordance with this Section 2.02. Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.

                    (b) Each Committed Borrowing, each Conversion of Committed Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Committed Borrowing of, Conversion to or continuation of LIBO Rate Loans, and (ii) on the Business Day of the requested date of any Committed Borrowing of Base Rate Loans. Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Each Committed Borrowing of, Conversion to or continuation of LIBO Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Committed Borrowing of or Conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Lead Borrower is requesting a Committed Borrowing, a Conversion of Committed Loans from one Type to the other, or a continuation of LIBO Rate Loans, (ii) the requested date of the Committed Borrowing, Conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, Converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be Converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Lead Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice requesting a Conversion or continuation, then the applicable Committed Loans shall be made as, or Converted to, Base Rate Loans. Any such automatic Conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans. If the Lead Borrower requests a Committed Borrowing of, Conversion to, or continuation of LIBO Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

                    (c) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a Conversion or continuation is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic Conversion to Base Rate Loans described in Section 2.02(b). In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Committed Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall use reasonable efforts to make all funds so received available to the Borrowers in like funds by no later than 4:00 p.m. on the day of receipt by the Administrative Agent either by (i) crediting the account of the Lead Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Committed Borrowing is given by the Lead Borrower, there are L/C Borrowings outstanding, then the proceeds of such Committed Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above.

                    (d) The Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge, expenses, or other payment then due and payable and to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.05(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(d) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

                    (e) Except as otherwise provided herein, a LIBO Rate Loan may be continued or Converted only on the last day of an Interest Period for such LIBO Rate Loan. During the existence of a Default, no Committed Loans may be requested as, Converted to or continued as LIBO Rate Loans without the Consent of the Required Lenders.

                    (f) The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBO Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Lead Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

                    (g) After giving effect to all Committed Borrowings, all Conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than seven (7) Interest Periods in effect with respect to LIBO Rate Loans.

                    (h) The Administrative Agent, the Lenders, and the L/C Issuer shall have no obligation to make any Committed Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders and the L/C Issuer and each Lender shall be bound thereby. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.05(b). The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letter of Credits. The Administrative Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)) regardless of the amount of any such Overadvance(s).

          2.03 Letters of Credit.

                    (a) The Letter of Credit Commitment.

                              (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrowers, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Loan Cap, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Lead Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                              (ii) The L/C Issuer shall not issue any Letter of Credit, if:

                              (A) subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                              (B) subject to Section 2.03(b)(iii), the expiry date of such requested Commercial Letter of Credit would occur more than 120 days after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                              (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit (or such later date as the L/C Issuer and the Administrative Agent may agree) or all the Lenders have approved such expiry date.

                              (iii) The L/C Issuer shall not issue any Letter of Credit without the prior consent of the Administrative Agent if:

                              (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

                              (C) such Letter of Credit is to be denominated in a currency other than Dollars; provided that if the L/C Issuer, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in the currency in which such Letter of Credit was denominated; or

                              (D) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender or Deteriorating Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

                              (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or if the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                              (v) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

                    (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

                              (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such other date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Lead Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

                              (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Lead Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Loan Party or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance or amendment of each Letter of Credit, each Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the Stated Amount of such Letter of Credit. Upon any change in the Commitments under this Agreement, it is hereby agreed that with respect to all L/C Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Lenders.

                              (iii) If the Lead Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Lead Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

                              (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                    (c) Drawings and Reimbursements; Funding of Participations.

                              (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Lead Borrower and the Administrative Agent thereof not less than two (2) Business Days prior to the Honor Date (as defined below); provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the L/C Issuer and the Lenders with respect to any such payment. On the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the amount of such payment, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). In the event that such Committed Borrowing cannot be made pursuant to the terms hereof, then not later than 11:00 a.m. on such Honor Date, the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone or electronic means if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                              (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                              (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                              (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

                              (v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Lead Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                              (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

                    (d) Repayment of Participations.

                              (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                              (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

                    (e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                              (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                              (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                              (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                              (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

                              (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any of their Subsidiaries; or

                              (vi) the fact that any Event of Default shall have occurred and be continuing.

          The Lead Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Lead Borrower’s instructions or other irregularity, the Lead Borrower will immediately notify the L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

                    (f) Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the L/C Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit), and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                    (g) Cash Collateral. Upon the request of the Administrative Agent, if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 105% of the Outstanding Amount of all L/C Obligations, pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby Consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Collateral Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America except that Permitted Investments of the type listed in clauses (a) through (f) of the definition thereof may be made at the request of the Lead Borrower at the option and in the sole discretion of the Collateral Agent (and at the Borrowers’ risk and expense); interest or profits, if any, on such investments shall accumulate in such account. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

                    (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Lead Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit.

                    (i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily Stated Amount under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate as provided in Section 2.12(b) hereof.

                    (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each Commercial Letter of Credit, at a rate equal to 0.125% per annum, computed on the amount of such Letter of Credit, and payable upon the issuance or amendment thereof, and (ii) with respect to each Standby Letter of Credit, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fees shall be due and payable on the tenth Business Day after the end of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                    (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

          2.04 Intentionally Omitted.

          2.05 Prepayments.

                    (a) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBO Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBO Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if LIBO Rate Loans, the Interest Period(s) of such Committed Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

                    (b) If for any reason the Total Outstandings at any time exceed the Loan Cap, the Borrowers shall immediately prepay Committed Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Committed Loans the Total Outstandings exceed the Loan Cap.

                    (c) The Borrower shall prepay the Committed Loans and Cash Collateralize the L/C Obligations in accordance with the provisions of Section 6.13 hereof.

                    (d) The Borrowers shall prepay the Loans and Cash Collateralize the L/C Obligations in an amount equal to the Net Proceeds received by a Loan Party on account of any Permitted Disposition arising under clause (b) of the definition thereof in excess of the sale of five percent (5%) of the number of the Loan Parties’ Stores in any Fiscal Year.

                    (e) Prepayments made pursuant to Section 2.05(b), (c) and (d) above, first, shall be applied ratably to the L/C Borrowings, second, shall be applied ratably to the outstanding Committed Loans which are Base Rate Loans, third, shall be applied ratably to the outstanding Committed Loans which are LIBO Rate Loans, fourth, shall be used to Cash Collateralize the remaining L/C Obligations; and, fifth, the amount remaining, if any, after the prepayment in full of all L/C Borrowings and Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

          2.06 Termination or Reduction of Commitments. (a) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, terminate the Aggregate Commitments or the Letter of Credit Sublimit or from time to time permanently reduce the Aggregate Commitments or the Letter of Credit Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit as so reduced.

          (b) If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

          (c) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit or the Aggregate Commitments under this Section 2.06. Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees (including, without limitation, commitment fees and Letter of Credit Fees) and interest in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

          2.07 Repayment of Committed Loans.

          The Borrower shall repay to the Lenders on the Termination Date the aggregate principal amount of Committed Loans outstanding on such date.

          2.08 Interest.

                    (a) Subject to the provisions of Section 2.08(b) below, (i) each LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

                    (b)      (i) If any amount payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Laws.

                              (ii) If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Obligations shall bear interest at the Default Rate to the fullest extent permitted by Laws.

                              (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

                    (c) Interest on each Committed Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

          2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

                    (a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the 0.50% times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly on the first Business Day after the end of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears.

                    (b) Other Fees. The Borrowers shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Committed Loan for the day on which the Committed Loan is made, and shall not accrue on a Committed Loan, or any portion thereof, for the day on which the Committed Loan or such portion is paid, provided that any Committed Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          2.11 Evidence of Debt.

                    (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Committed Loan from such Lender, each payment and prepayment of principal of any such Committed Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Committed Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Committed Loans and payments with respect thereto. Upon receipt of an affidavit of and indemnity from a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

                    (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

          2.12 Payments Generally; Administrative Agent’s Clawback.

                    (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall, at the option of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment (other than with respect to payment of a LIBO Rate Loan) to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

                    (b)     (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of LIBO Rate Loans (or in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

                              (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

                    (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Committed Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

                    (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

                    (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Committed Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Committed Loan in any particular place or manner.

          2.13 Sharing of Payments by Lenders. If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Credit Party receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably and in the priorities set forth in Section 8.03, provided that:

          (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

          Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

          2.14 Settlement Amongst Lenders

          (a) The amount of each Lender’s Applicable Percentage of outstanding Committed Loans shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Committed Loans and repayments of

Committed Loans received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

          (b) The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Committed Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its Applicable Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Committed Loans made by each Lender shall be equal to such Lender’s Applicable Percentage of all Committed Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY;
APPOINTMENT OF LEAD BORROWER

          3.01 Taxes.

                    (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Law.

                    (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Law.

                    (c) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

                    (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                    (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Lead Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Law or reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

          Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Lead Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

                    (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

                    (iv) any other form prescribed by Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Law to permit the Lead Borrower to determine the withholding or deduction required to be made.

                    (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

          3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBO Rate Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBO Rate Loans or to Convert Base Rate Loans to LIBO Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Lead

Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, Convert all LIBO Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans. Upon any such prepayment or Conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or Converted. If the commitment of any Lender with respect to LIBO Rate Loans is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for it to make or maintain LIBO Rate Loans, such Lender shall promptly notify the Administrative Agent and the Lead Borrower thereof and, upon receipt of such notice by the Lead Borrower, such Lender’s commitment to make or maintain LIBO Rate Loans shall be reinstated.

          3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBO Rate Loan or a Conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan, or (c) the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Committed Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice (which revocation shall be made promptly upon the cessation of the circumstances which gave rise to such notice). Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Committed Borrowing of, Conversion to or continuation of LIBO Rate Loans (without incurring costs pursuant to Section 3.05(b)) or, failing that, will be deemed to have Converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

          3.04 Increased Costs; Reserves on LIBO Rate Loans.

                    (a) Increased Costs Generally. If any Change in Law shall:

                    (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate) or the L/C Issuer;

                    (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBO Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

                    (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Committed Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

                    (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Committed Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such

Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

                    (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Lead Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                    (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

                    (e) Reserves on LIBO Rate Loans. Without duplication of any additional amounts payable under the definition of “Adjusted LIBO Rate”, the Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBO Rate Loan equal to the actual costs of such reserves allocated to such Committed Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Committed Loan, provided the Lead Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

          3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a) any continuation, Conversion, payment or prepayment of any Committed Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Committed Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

          (b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Committed Loan) to prepay, borrow, continue or Convert any Committed Loan other than a Base Rate Loan on the date or in the amount notified by the Lead Borrower; or

          (c) any assignment of a LIBO Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Lead Borrower pursuant to Section 10.13; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Committed Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

          For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBO Rate Loan made by it at the LIBO Rate for such Committed Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBO Rate Loan was in fact so funded.

          3.06 Mitigation Obligations; Replacement of Lenders.

                    (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Committed Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                    (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.

          3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

          3.08 Designation of Lead Borrower as Borrowers’ Agent.

                    (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

                    (b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.

                    (c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension. Neither the Administrative Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

          4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

          (a) The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies, or documents transmitted by electronic mail (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Lead Borrower;
(ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

                    (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

                    (iv) copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

                    (v) a favorable opinion of Lowenstein Sandler PC, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

                    (vi) a certificate signed by a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby, and (D) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

                    (vii) evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Agents required under the Loan Documents have been obtained and are in effect;

                    (viii) a payoff letter from Israel Discount Bank of New York, as lender under the Existing Credit Agreement satisfactory in form and substance to the Administrative Agent evidencing that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder are being paid in full, and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

                    (ix) the Security Documents (including, without limitation, the Mortgages and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties;

(x) all other Loan Documents, each duly executed by the applicable Loan Parties;

                    (xi) (A) appraisals (based on net liquidation value) by a third party appraiser acceptable to the Collateral Agent of all Inventory of the Borrowers, the results of which are satisfactory to the Collateral Agent and (B) a written report regarding the results of a commercial finance examination of the Loan Parties, the results of which shall be satisfactory to the Collateral Agent;

                    (xii) results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges of any Mortgages, and releases or subordination agreements satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Collateral Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;

                    (xiii) (A) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent, (B) the Credit Card Notifications, and Blocked Account Agreements required pursuant to Section 6.13 hereof, and (C) control agreements with respect to the Loan Parties’ securities and investment accounts;

(xiv) evidence that all other actions that the Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken;

                    (xv) an appraisal of each of the properties described in the Mortgages complying with the requirements of FIRREA by a third-party appraiser acceptable to the Collateral Agent and otherwise in form and substance satisfactory to the Collateral Agent; and

(xvi) such other assurances, certificates, documents, consents or opinions as the Agents reasonably may require.

          (b) After giving effect to (i) the first funding under the Committed Loans and (ii) all Letters of Credit to be issued at, or immediately subsequent to, such establishment, Availability shall be not less than $20,000,000.

          (c) The Administrative Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on August 1, 2009, and executed by a Responsible Officer of the Lead Borrower, which Borrowing Base Certificate shall be acceptable to the Administrative Agent in all respects.

          (d) The Administrative Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has not occurred since February 28, 2009 (i) any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect or (ii) any action, suit, investigation or proceeding pending or, to the knowledge of the Borrowers, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect.

(e) The Administrative Agent shall be reasonably satisfied that the Real Estate Eligibility Conditions have been satisfied.

          (f) The Administrative Agent shall have received and be satisfied with (i) a detailed forecast (x) on a monthly basis for the twelve-month period following the Closing Date and (y) on an annual basis, for each Fiscal Year thereafter through the Maturity Date, including, in each case, an Availability model, Consolidated income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices and (ii) such other information (financial or otherwise) reasonably requested by the Administrative Agent.

          (g) All of the information (other than any projections delivered to the Administrative Agent) shall be complete and correct in all material respects and no changes or developments shall have occurred, and no new or additional information, shall have been received or discovered by the Administrative Agent regarding the Lead Borrower or its Subsidiaries or the transactions contemplated hereby that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. All Projections prepared by the Lead Borrower or at its direction and delivered to the Administrative Agent will represent, at the time of delivery to the Administrative Agent, the Lead Borrower’s good-faith estimate of the future financial performance of the Lead Borrower and its Subsidiaries and will be based upon assumptions which are believed by the Lead Borrower to be reasonable in light of the past performance of the Lead Borrower and its Subsidiaries and then current business conditions.

(h) There shall not have occurred any default of any Material Contract of any Loan Party which could reasonably be expected to have a Material Adverse Effect.

(i) The consummation of the transactions contemplated hereby shall not violate any Law or any Organization Document.

          (j) All fees required to be paid to the Agents on or before the Closing Date shall have been paid in full, and all fees required to be paid to the Lenders on or before the Closing Date shall have been paid in full.

          (k) The Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

          (l) The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

(m) No material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

          4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a Conversion of Committed Loans to the other Type, or a continuation of LIBO Rate Loans) and of each L/C Issuer to issue each Letter of Credit is subject to the following conditions precedent:

          (a) The representations and warranties of each Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a Conversion of Committed Loans to the other Type or a continuation of LIBO Rate Loans) submitted by the Lead Borrower shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties but until the Required Lenders otherwise direct the Administrative Agent to cease making Committed Loans, the Lenders will fund their Applicable Percentage of all Committed Loans and L/C Advances and participate in Letters of Credit whenever made or issued, which are requested by the Lead Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, agreed to by the Administrative Agent, provided, however, the making of any such Committed Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights or the Credit Parties as a result of any such failure to comply.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

          To induce the Credit Parties to enter into this Agreement and to make Committed Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:

          5.01 Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

          5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (d) violate any Law.

          5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof) or (b) such as have been obtained or made and are in full force and effect.

          5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          5.05 Financial Statements; No Material Adverse Effect.

                    (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Lead Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

                    (b) The unaudited Consolidated balance sheet of the Lead Borrower and its Subsidiaries dated May 30, 2009, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all Material Indebtedness and other liabilities, direct or contingent, of the Loan Parties and their Consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes and material commitments.

                    (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

                    (d) To the best knowledge of the Lead Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Lead Borrower and its Subsidiaries on a Consolidated basis.

                    (e) The Consolidated forecasted balance sheet and statements of income and cash flows of the Lead Borrower and its Subsidiaries delivered pursuant to Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance.

          5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

          5.07 No Default. No Loan Party or Subsidiary is in default under or with respect to any Material Contract or any Material Indebtedness. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

          5.08 Ownership of Property; Liens. Each of the Loan Parties and each Subsidiary thereof has good record and marketable title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each Subsidiary has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.

                    (b) Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the Closing Date. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Encumbrances. Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with a list of the lessor and its contact information with respect to each such Lease as of the Closing Date. Each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.

                    (c) Schedule 7.01 sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the Closing Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Permitted Encumbrances.

                    (d) Schedule 7.02 sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the Closing Date, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

                    (e) Schedule 7.03 sets forth a complete and accurate list of all Indebtedness of each Loan Party or any Subsidiary of a Loan Party on the Closing Date, showing as of the date hereof the amount, obligor or issuer and maturity thereof.

          5.09 Environmental Compliance. (a) No Loan Party or any Subsidiary thereof (i) to the knowledge of the Loan Parties, has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) to the knowledge of the Loan Parties, has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Except as otherwise set forth in Schedule 5.09, to the knowledge of the Loan Parties, none of the properties currently or formerly owned or operated by any Loan Party or any Subsidiary thereof is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of any Loan Party, is adjacent to any such property; except for underground storage tanks currently in use and operated in compliance with Environmental Laws, there are no underground or above-ground storage tanks or surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary thereof or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or Subsidiary thereof except such as have been decommissioned in accordance with Environmental Laws in effect at the time of such decommissioning; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof.

          (c) Except as otherwise set forth on Schedule 5,09, no Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.

          5.10 Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workers’ compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates. Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. Each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

          5.11 Taxes. The Loan Parties and their Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.

          5.12 ERISA Compliance.

                    (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. No Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan.

                    (b) There are no pending or, to the best knowledge of the Lead Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                    (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA and other than periodic contribution requirements); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, which in each case could reasonably be expected to have a Material Adverse Effect.

          5.13 Subsidiaries; Equity Interests. The Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents. Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary. The Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and all of the outstanding Equity Interests in the Subsidiaries of the Loan Parties are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents. The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document as of the Closing Date, each of which is valid and in full force and effect.

          5.14 Margin Regulations; Investment Company Act.

                    (a) No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

                    (b) None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

          5.15 Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          5.16 Compliance with Laws. Each of the Loan Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.17 Intellectual Property; Licenses, Etc. The Loan Parties and their Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Lead Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Lead Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.18 Labor Matters.

          There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law. All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.18 no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.

          5.19 Security Documents.

          (a) The Security Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the filing of financing statements and/or the obtaining of “control”, in each case with respect to the relevant Collateral as required under the applicable UCC, the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made), in each case prior and superior in right to any other Person, except for Permitted Encumbrances having priority under applicable Law.

          (b) When appropriate documentation is recorded in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements in appropriate form are filed in the appropriate office in the jurisdiction of formation of the appropriate Loan Party, the Collateral Agent will have a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

          (c) The Mortgages create in favor of the Collateral Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable Lien on the Mortgaged Property (as defined in the Mortgages), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the recording of each Mortgage with the appropriate Governmental Authority, the Collateral Agent will have a valid mortgage Lien on, and security interest in, to and under all right, title and interest of the grantor thereunder in all Mortgaged Property covered by such Mortgage, having the priority and subject to the exceptions set forth in the Mortgage Policy relating to such Mortgage.

          5.20 Solvency.

          After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

          5.21 Deposit Accounts; Credit Card Arrangements.

                    (a) Annexed hereto as Schedule 5.21(a) is a list of all DDAs maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

                    (b) Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

          5.22 Brokers. No broker or finder brought about the obtaining, making or closing of the Committed Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

          5.23 Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.

          5.24 Material Contracts. Schedule 5.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

          5.25 Casualty. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI
AFFIRMATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Committed Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

          6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

          (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Lead Borrower (or, in the event the Lead Borrower timely files a Form 12b-25 under the Exchange Act, such longer period allowed under Rule 12b-25 of the rules and regulations promulgated under the Exchange Act), a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent (and the Administrative Agent hereby agrees that BDO Seidman, LLP is reasonably acceptable to the Administrative Agent), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) an opinion of such Registered Public Accounting Firm independently assessing Loan Parties’ internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2, and Section 404 of Sarbanes-Oxley expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Required Lenders do not object;

          (b) as soon as available, but in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Lead Borrower (or, in the event the Lead Borrower timely files a Form 12b-25 under the Exchange Act, such longer period allowed under Rule 12b-25 of the rules and regulations promulgated under the Exchange Act), a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, but in any event within 30 days after the end of each Fiscal Month of each Fiscal Year of the Lead Borrower, a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(d) as soon as available, but in any event at least 30 days before the end of each Fiscal Year of the Lead Borrower, forecasts prepared by management of the Lead Borrower, in form satisfactory to the Administrative Agent, which shall include an Availability model, Consolidated balance sheets and statements of income or operations and cash flows of the Lead Borrower and its Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the fiscal year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year.

          6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its Registered Public Accounting Firm certifying such financial statements and stating that in making the examination necessary for their certification of such financial statements, such Registered Public Accounting Firm has not obtained any knowledge of the existence of any Default or, if any such Default shall exist, stating the nature and status of such event;

          (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Lead Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP and (ii) a copy of management’s discussion and analysis with respect to such financial statements;

          (c) on the tenth (10th) day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day), a certificate in the form of Exhibit E (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Month, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided that at any time that an Accelerated Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate shall be delivered on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), showing the Borrowing Base as of the close of business on the immediately preceding Saturday, and no additional Borrowing Base Certificate need be provided on the tenth (10th) day of any Fiscal Month with respect to which a Borrowing Base Certificate has been delivered weekly;

          (d) promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

          (e) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f) The financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

          (g) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

          (h) as soon as available, but in any event within 30 days after the end of each Fiscal Year of the Loan Parties, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

          (i) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which, if adversely determined, could reasonably expected to have a Material Adverse Effect; and

          (j) promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), or (c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests same until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Lead Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

          The Loan Parties hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties hereby agree that so long as any Loan Party (i) has outstanding any securities registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and/or subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) is actively contemplating issuing any such securities they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials (other than any Borrower Materials consisting of reports or registration statements filed with the SEC pursuant to the Securities Act or the Exchange Act) shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” and all Borrower Materials consisting of reports or registration statements filed with the SEC pursuant to the Securities Act or the Exchange Act are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

          6.03 Notices. Promptly notify the Administrative Agent:

          (a) of the occurrence of any Default;

          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation or proceeding between any Loan Party or any Subsidiary thereof and any Governmental Authority, any investigation of any Loan Party or any Subsidiary thereof by any Governmental Authority or suspension from trading by any Governmental Authority of the common stock of the Lead Borrower; or (iii) the commencement of, or any material development in, any material litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

          (c) of the occurrence of any ERISA Event;

          (d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

          (e) of any change in any Loan Party’s senior executive officers;

          (f) of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

          (g) of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent to represent employees of any Loan Party;

          (h) of the filing of any Lien for unpaid Taxes against any Loan Party;

          (i) of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed; and

          (j) of any failure by any Loan Party to pay rent at (i) five (5%) or more of such Loan Party’s locations or (ii) any of such Loan Party’s locations if such failure continues for more than ten (10) days following the day on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a)shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

          6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (d) no Lien has been filed with respect thereto and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Agents with respect to determining Reserves pursuant to this Agreement.

          6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties.

          6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.07 Maintenance of Insurance.

                    (a) Maintain with financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent.

                    (b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay (x) prior to a Cash Dominion Event, all proceeds in excess of $1,000,000, and (y) upon the occurrence and during the continuance of a Cash Dominion Event, all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent or any other party shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Each such policy referred to in this Section 6.07(c) shall also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent. The Lead Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

                    (c) If at any time the area in which any Eligible Real Estate is located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as is reasonable and customary for companies engaged in the business of operating supermarkets, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as is reasonable and customary for companies engaged in the Business.

                    (d) None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by the any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

                    (e) Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Administrative Agent furnish the Administrative Agent certificates evidencing renewal of each such policy.

                    (f) Permit any representatives that are designated by the Collateral Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby.

          6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws, and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

          6.09 Books and Records; Accountants. (a) (i) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

          (b) at all times retain a Registered Public Accounting Firm which is are reasonably satisfactory to the Administrative Agent and shall instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent.

          6.10 Inspection Rights. (a) Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, however, that when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

          (b) Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Loan Parties shall pay the fees and expenses of the Administrative Agent and such professionals with respect to any real estate appraisals performed and up to two (2) Inventory appraisals and two (2) commercial finance examinations in any twelve-month period; provided that, if Availability is at any time less than twenty-five percent (25%) of the Loan Cap, the Loan Parties shall pay the fees and expenses of the Administrative Agent and such professionals with respect to up to three (3) Inventory appraisals and three (3) commercial finance examinations in any twelve month period. In addition to the foregoing, the Loan Parties shall pay the fees and expenses of the Administrative Agent and such professionals with respect to (i) one (1) additional Inventory appraisal, one (1) additional commercial finance examination, and two (2) additional desktop Inventory appraisals during 2009, and (ii) one (1) additional Inventory appraisal and one (1) additional commercial finance examination during 2010. Notwithstanding any of the foregoing, the Administrative Agent may cause additional appraisals and commercial finance examinations to be undertaken (i) as it in its discretion deems necessary or appropriate, at its own expense or, (ii) if required by Law or if a Default shall have occurred and be continuing, at the expense of the Loan Parties.

          (c) Permit the Administrative Agent, from time to time, engage a geohydrologist, an independent engineer or other qualified consultant or expert, reasonably acceptable to the Administrative Agent, at the expense of the Loan Parties, to undertake Phase I environmental site assessments during the term of this Agreement of the Eligible Real Estate, provided that such assessments may only be undertaken (i) during the continuance of an Event of Default or (ii) if a Loan Party receives any notice or obtains knowledge of (A) any potential or known release of any Hazardous Materials at or from any Eligible Real Estate, notification of which must be given to any Governmental Authority under any Environmental Law, or notification of which has, in fact, been given to any Governmental Authority, or (B) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting any Loan Party or any Eligible Real Estate from any Governmental Authority (including, without limitation, the Environmental Protection Agency). Environmental assessments may include detailed visual inspections of the Real Estate, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are reasonably necessary for a determination of the compliance of the Real Estate and the use and operation thereof with all applicable Environmental Laws. The Borrowers will, and will cause each of their Subsidiaries to, cooperate in all respects with the Administrative Agent and such third parties to enable such assessment and evaluation to be timely completed in a manner reasonably satisfactory to the Administrative Agent.

          6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to repay outstanding Indebtedness under the Existing Credit Agreement, (b) to finance the working capital needs of the Borrowers, including the purchase of inventory and equipment, in each case in the ordinary course of business, (c) to finance Capital Expenditures of the Borrowers, and (d) for general corporate purposes of the Loan Parties, in each case to the extent expressly permitted under Law and the Loan Documents.

          6.12 Additional Loan Parties. Notify the Administrative Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within fifteen (15) days), cause any such Person (a) which is not a CFC, to (i) become a Loan Party by executing and delivering to the Administrative Agent a Joinder to this Agreement or a counterpart of the Facility Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a Lien to the Collateral Agent on such Person’s assets to secure the Obligations, and (iii deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary to be pledged may be limited to 65% of the outstanding voting Equity Interests of such Subsidiary and 100% of the non-voting Equity Interests of such Subsidiary and such time period may be extended based on local law or practice), in each case in form, content and scope reasonably satisfactory to the Administrative Agent. In no event shall compliance with this Section 6.12 waive or be deemed a waiver of or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base.

          6.13 Cash Management.

                    (a) On or prior to the Closing Date:

                    (i) deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit F which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b); and

(ii) enter into a Blocked Account Agreement satisfactory in form and substance to the Agents with each Blocked Account Bank (collectively, the “Blocked Accounts”).

                    (b) The Loan Parties shall ACH or wire transfer (i) prior to the occurrence and continuance of an Event of Default, periodically in accordance with past practices of the Loan Parties, but in no event less frequently than every fifth Business Day, and (ii) upon the occurrence and during the continuance of an Event of Default, as frequently as requested by the Administrative Agent (and in each case whether or not there are then any outstanding Obligations) to a Blocked Account all amounts on deposit in each such DDA. The Loan Parties shall ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account all payments received from credit card processors.

                    (c) Each Blocked Account Agreement shall require after the occurrence and during the continuance of a Cash Dominion Event the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Collateral Agent at Bank of America (the “Concentration Account”), of all cash receipts and collections, including, without limitation, the following:

(i) all available cash receipts from the sale of Inventory and other assets;

(ii) all proceeds of collections of Accounts;

(iii) all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event, including, without limitation, any Prepayment Event;

                    (iv) the then contents of each DDA (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained);

                    (v) the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject Blocked Account by the Blocked Account Bank); and

(vi) the proceeds of all credit card charges.

                    (d) The Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Collateral Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Collateral Agent.

                    (e) Upon the request of the Administrative Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

          6.14 Information Regarding the Collateral.

                    (a) Furnish to the Administrative Agent at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

                    (b) Should any of the information on any of the Schedules hereto become inaccurate or misleading in any material respect as a result of changes after the Closing Date, the Lead Borrower shall advise the Administrative Agent in writing of such revisions or updates as may be necessary or appropriate to update or correct the same. From time to time as may be reasonably requested by the Administrative Agent, the Lead Borrower shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein). Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Credit Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Credit Parties’ waiver of any Default resulting from the matters disclosed therein.

          6.15 Physical Inventories.

                    (a) Cause not less than one (1) physical inventory to be undertaken, at the expense of the Loan Parties, in each twelve (12) month period and periodic cycle counts, in each case consistent with past practices, conducted by such inventory takers as are satisfactory to the Collateral Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Collateral Agent. The Collateral Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party. The Lead Borrower, within 30 days following the completion of such inventory, shall provide the Collateral Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

                    (b) The Collateral Agent, in its discretion, if any Default or Event of Default exists, may cause additional such inventories to be taken as the Collateral Agent determines (each, at the expense of the Loan Parties).

          6.16 Environmental Laws.

          Conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

          6.17 Further Assurances.

                    (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Law, or which any Agent may request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                    (b) If any material assets are acquired by any Loan Party after the Closing Date (other than (i) Real Estate and (ii) assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), notify the Agents thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.17, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.17(b) waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.17(b) if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute Consent to the inclusion of any acquired assets in the computation of the Borrowing Base.

                    (c) Upon the request of the Collateral Agent, cause each of its customs brokers to deliver a Customs Broker Agreement to the Collateral Agent.

          6.18 Compliance with Terms of Leaseholds. Except as otherwise expressly permitted hereunder, make all payments and otherwise perform all obligations in respect of all Leases of real property to which any Loan Party or any of its Subsidiaries is a party, keep such Leases in full force and effect and not allow such Leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such Leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

          6.19 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its

Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

ARTICLE VII
NEGATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Committed Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

          7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party or any Subsidiary thereof as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Subsidiaries; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.

          7.02 Investments. Make any Investments, except Permitted Investments.

          7.03 Indebtedness; Disqualified Stock

                    (a) Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness or (b) issue Disqualified Stock.

          7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

          (a) any Subsidiary which is not a Loan Party may merge with any one or more other Subsidiaries provided that (i) in any merger involving a Loan Party, the Loan Party shall be the continuing or surviving Person, and (ii) in any merger involving a wholly-owned Subsidiary, the continuing or surviving Person shall be wholly-owned Subsidiary;

(b) any Loan Party may merge into any other Loan Party, provided that in any merger involving the Borrower, the Borrower shall be the continuing or surviving Person;

          (c) in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person; and

(d) any CFC that is not a Loan Party may merge into any CFC that is not a Loan Party.

          7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except Permitted Dispositions.

          7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a) each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party;

(b) the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) if the Payment Conditions are satisfied, the Loan Parties and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it;

(d) if the Payments Conditions are satisfied, the Lead Borrower may declare or pay cash dividends to its stockholders; and

          (e) the Loan Parties may issue and sell Equity Interests provided that (i) (A) all dividends and other payments in respect thereof shall be paid in additional shares of such Equity Interests, in lieu of cash, (B) such Equity Interests shall not be subject to redemption other than redemption at the option of the Loan Party issuing such Equity Interests, and (C) all payments in respect of such Equity Interests shall be expressly subordinated to the Obligations, and (ii) no Loan Party shall issue any additional Equity Interests in a Subsidiary.

          7.07 Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except (a) as long as no Event of Default then exists, regularly scheduled or mandatory (i) repayments, (ii) repurchases, (iii) redemptions or (iv) defeasances of Permitted Indebtedness (other than Subordinated Indebtedness), (b) as long as no Event of Default then exists, repayments and prepayments of Subordinated Indebtedness in accordance with the subordination terms thereof, and (c) voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness (other than Subordinated Indebtedness) as long as the Payment Conditions are satisfied.

          7.08 Change in Nature of Business

          Engage in any line of business substantially different from the business conducted by the Loan Parties and their Subsidiaries on the date hereof or any business substantially related or incidental thereto, or cause or permit Syms Advertising Inc. to own any assets or engage in any business.

          7.09 Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to a transaction between or among the Loan Parties.

          7.10 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Collateral Agent; provided, however, that this clause (iv) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (c) or (f) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (B) customary provisions in leases restricting the assignment thereof; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

          7.11 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

          7.12 Amendment of Material Documents.

          Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents in a manner materially adverse to the Credit Parties, or (b) any Material Contract or Material Indebtedness (other than on account of any refinancing thereof otherwise permitted hereunder), in each case to the extent that such amendment, modification or waiver would be reasonably likely to have a Material Adverse Effect or would constitute a breach of any terms of the Loan Documents.

          7.13 Fiscal Year.

          Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

          7.14 Deposit Accounts; Credit Card Processors.

          Open new DDAs or Blocked Accounts unless the Loan Parties shall have delivered to the Collateral Agent appropriate Blocked Account Agreements consistent with the provisions of Section 6.13 and otherwise satisfactory to the Collateral Agent. No Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein or in Section 6.13 hereof.

          7.15 Financial Covenant.

          Permit Availability at any time to be less than twelve and one-half percent (12.5%) of the Loan Cap.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

          8.01 Events of Default. Any of the following shall constitute an Event of Default:

          (a) Non-Payment. The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Committed Loan or any L/C Obligation, or fails to deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) any interest on any Committed Loan or on any L/C Obligation, or any fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document; or

          (b) Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03(a), (b), (c), (h) or (i), 6.05, 6.07, 6.10, 6.11, 6.12, 6.13 or 6.14 or Article VII; or

          (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made; or

          (e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $1,000,000; or

          (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer and the appointment continues undischarged, undismissed or unstayed for 60 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such

Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

          (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issuance or levy; or

          (h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $2,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

          (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,000,000 or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,000,000 or which would reasonably likely result in a Material Adverse Effect; or

          (j) Invalidity of Loan Documents. (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be (except as permitted pursuant to the terms thereof or of this Agreement), or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document; or

(k) Change of Control. There occurs any Change of Control; or

          (l) Cessation of Business. Except as otherwise expressly permitted hereunder, any Loan Party shall take any action to suspend the operation of its business in the ordinary course (other than for the taking of a physical inventory in the ordinary course or at the request of the Agents), liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business; or

(m) Loss of Collateral. There occurs any uninsured loss to any material portion of the Collateral; or

          (n) Breach of Contractual Obligation. Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Contract or fails to observe or perform any other agreement or condition relating to any such Material Contract or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such Material Contract to terminate such Material Contract; or

          (o) Indictment. The indictment or institution of any legal process or proceeding against, any Loan Party or any Subsidiary thereof, under any federal, state, municipal, and other criminal statute, rule, regulation, order, or other requirement having the force of law for a felony;

(p) Guaranty. The termination or attempted termination of any Facility Guaranty except as expressly permitted hereunder or under any other Loan Document;

(q) Subordination. (i) The subordination provisions of the documents evidencing or governing any Subordinated

Indebtedness (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Credit Parties, or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

          8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

          (a) declare the Commitments of each Lender to make Committed Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Committed Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c) require that the Loan Parties Cash Collateralize the L/C Obligations; and

          (d) whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the entry of an order for relief with respect to any Loan Party or any Subsidiary thereof under the Bankruptcy Code of the United States of America, the obligation of each Lender to make Committed Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Committed Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

          No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

          8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Committed Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

          First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, each in its capacity as such;

          Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

          Third, to the extent not previously reimbursed by the Lenders, to payment to the Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances, ratably among the Lenders in proportion to the amounts described in this clause Third payable to them;

          Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Committed Loans L/C Borrowings and other Obligations, and fees (including Letter of Credit Fees), ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth payable to them;

          Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Committed Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

          Seventh, to payment of all other Obligations (including without limitation the cash collateralization of indemnification obligations as to which a claim has been made as provided in Section 10.04(g), but which is unliquidated as to amount, but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Seventh held by them;

          Eighth, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eighth held by them;

          Ninth, to payment of all other Obligations arising from Bank Products to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX
ADMINISTRATIVE AGENT

          9.01 Appointment and Authority.

          (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

          (b) Each of the Lenders (in its capacity as a Lender), and the L/C Issuer hereby irrevocably appoints Bank of America as Collateral Agent and authorizes the Collateral Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

          9.02 Rights as a Lender. The Persons serving as the Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the

Person serving as the Administrative Agent or the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

          9.03 Exculpatory Provisions. The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

          (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its respective opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or Law; and

          (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

          No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Loan Parties, a Lender or the L/C Issuer. In the event that an Agent obtains such actual knowledge or receives such a notice, such Agent shall give prompt notice thereof to each of the other Credit Parties. Upon the occurrence of an Event of Default, the Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Agents be required to comply with any such directions to the extent that any Agent believes that its compliance with such directions would be unlawful.

          The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

          9.04 Reliance by Agents.

          Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Committed Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Committed Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

          9.06 Resignation of Agents. Either Agent may at any time give written notice of its resignation to the Lenders, the L/C Issuer and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Lead Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent or the Collateral Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent hereunder.

          Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

          9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.12, the Agents shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agents.

          9.08 Intentionally Omitted.

          9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Committed Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Committed Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Administrative Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer the Administrative Agent and such Credit Parties under Sections 2.03(i), 2.03(j), 2.09 and 10.04) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

          9.10 Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Agents, at their option and in their discretion,

          (a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.01;

          (b) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and

(c) to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by any Agent at any time, the Applicable Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Agents will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

          9.11 Notice of Transfer.

          The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.06.

          9.12 Reports and Financial Statements.

          By signing this Agreement, each Lender:

          (a) agrees to furnish the Administrative Agent after the occurrence and during the continuance of a Cash Dominion Event (and thereafter at such frequency as the Administrative Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Administrative Agent has received written notice thereof from such Lender;

          (b) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”);

          (c) expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

          (d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e) agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and

          (f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Committed Loan or Committed Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

          9.13 Agency for Perfection.

          Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other Law of the United States can be perfected only by possession. Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

          9.14 Indemnification of Agents. The Lenders shall indemnify the Agents (to the extent not reimbursed by the Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

          9.15 Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender.

          9.16 Defaulting Lender.

          (a) If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its Applicable Percentage of any Committed Loans, expenses or setoff or purchase its Applicable Percentage of a participation interest in the L/C Borrowings and such failure is not cured within two (2) days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Defaulting Lender’s right to participate in the administration of, or decision-making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Committed Loans, interest, fees or otherwise, to the remaining non-Defaulting Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Applicable Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency, and (iii) at the option of the Administrative Agent, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent as cash collateral for future funding obligations of the Defaulting Lender in respect of any Committed Loan or existing or future participating interest in any Letter of Credit. The Defaulting Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Defaulting Lender of its Applicable Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in Section 2.14(b) hereof from the date when originally due until the date upon which any such amounts are actually paid.

          (b) The non-Defaulting Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment, without any further action by the Defaulting Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), of the Defaulting Lender’s Commitment to fund future Committed Loans. Upon any such purchase of the Applicable Percentage of any Defaulting Lender, the Defaulting Lender’s share in future Credit Extensions and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance.

          (c) Each Defaulting Lender shall indemnify the Administrative Agent and each non-Defaulting Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any non-Defaulting Lender, on account of a Defaulting Lender’s failure to timely fund its Applicable Percentage of a Committed Loan or to otherwise perform its obligations under the Loan Documents.

ARTICLE X
MISCELLANEOUS

          10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, with the Consent of the Required Lenders, and the Lead Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or, increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written Consent of such Lender;

          (b) postpone any date fixed by this Agreement or any other Loan Document for (i) any payment or mandatory prepayment of principal, interest, fees or other amounts due to the applicable Lenders (or any of them) hereunder or under any of the other Loan Documents without the written Consent of each Lender entitled to such payment, or (ii) any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written Consent of each applicable Lender;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written Consent of each Lender entitled to such amount; provided, however, that only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;

(d) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of each Lender;

          (e) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender;

(f) except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;

(g) except for Permitted Dispositions, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;

(h) increase the Aggregate Commitments without the written Consent of each Lender;

          (i) increase any advance rates set forth in the term “Borrowing Base” without the written Consent of each Lender, or otherwise change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased without the written Consent of the Required Supermajority Lenders, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves;

          (j) modify the definition of Permitted Overadvance so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Overadvance without the written Consent of each Lender; and

          (k) except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender; and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) no amendment, waiver or Consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or Consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

          If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph).

          10.02 Notices; Effectiveness; Electronic Communications.

          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Loan Parties, the Agents or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when received. Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

          (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

          (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agents or any of their Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

          (d) Change of Address, Etc. Each of the Loan Parties, the Agents and the L/C Issuer may change its mailing or electronic mail address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its mailing or electronic mail address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Agents and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

          (e) Reliance by Agents, L/C Issuer and Lenders. The Agents, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agents, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Agents may be recorded by the Agents, and each of the parties hereto hereby consents to such recording.

          10.03 No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Committed Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

          10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay all Credit Party Expenses.

          (b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agents (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Committed Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked

Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) Reimbursement by Lenders. Without limiting their obligations under Section 9.14 hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, each Lender severally agrees to pay to the Agents (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any

Committed Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable on demand therefor.

          (f) Survival. The agreements in this Section shall survive the resignation of any Agent and the L/C Issuer, the assignment of any Commitment or Committed Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agents upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

          10.06 Successors and Assigns.

                    (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                    (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Committed Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

                              (i) Minimum Amounts.

                              (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Committed Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

                              (B) in any case not described in subsection (b)(i)(A)of this Section, the aggregate amount of the Commitment (which for this purpose includes Committed Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Committed Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the

Administrative Agent and, so long as no Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

                    (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Committed Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

                              (A) the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

                              (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

                    (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender and, in the event of an assignment by the assignor Lender of less than its entire Commitment, a new Note to the assignor Lender reflecting its reduced Commitment, provided that in any case the assignor Lender shall have returned to the Borrower any Note payable to the assignor Lender or its order in the amount of its Commitment prior to such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

                    (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Committed Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                    (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than (i) a natural person, (ii) the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries or (iii) any time prior to the occurrence of an Event of Default pursuant to Section 8.01(a) or (f), a competitor of a Loan Party or any of its Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Committed Loans (including such Lender’s participations in L/C Obligations owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

                    (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

                    (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                    (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

                    (h) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Committed Loans pursuant to subsection (b) above, Bank of America may resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Lead Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit or indemnify Bank of America with respect to such Letters of Credit.

          10.07 Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

          For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential or as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Law, including Federal and state securities Laws.

          10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Committed Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

          10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.

          10.11 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Committed Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Further, the provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities, and (z) any Obligations that may thereafter arise under Section 10.04 hereof (other than any contingent indemnification claims for which a claim has not then been asserted).

          10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers or such assignee shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

          (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Committed Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

          (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

          10.14 Governing Law; Jurisdiction; Etc.

                    (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                    (b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY

AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                    (c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                    (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING BY SENDING THE SAME BY FIRST CLASS MAIL, RETURN RECEIPT REQUESTED OR BY OVERNIGHT COURIER SERVICE, TO THE ADDRESS OF SUCH PARTY SET FORTH IN SECTION 10.02 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

                    (e) ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

          10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT

NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, that each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading hereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

          10.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Committed Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

          10.18 Foreign Asset Control Regulations. Neither of the advance of the Committed Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

          10.19 Time of the Essence. Time is of the essence of the Loan Documents with respect to each provision of the Loan Documents for which a specific time period is prescribed.

          10.20 Intentionally Omitted.

          10.21 Press Releases.

          (a) Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of Administrative Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to Administrative Agent and without the prior written consent of Administrative Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under Law and then, in any event, such Credit Party or Affiliate will consult with Administrative Agent before issuing such press release or other public disclosure.

          (b) At any time after the Loan Parties shall have complied with the reporting requirements of the Securities Exchange Act of 1934 and all applicable regulations promulgated thereunder with respect to the financing transactions contemplated by this Agreement (including reporting requirements relating to any amendment to this Agreement or any other Loan Document), the Administrative Agent or any Lender shall be permitted to publish advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark, provided that, except with respect to advertising material consisting of a tombstone or league table measurement, reasonably in advance of the publication of such advertising material, the Administrative Agent or such Lender shall provide a draft thereof to the Lead

Borrower for review and comment. Neither the Administrative Agent nor any Lender shall distribute any material non-public information relating to the Loan Parties without the prior consent of the Lead Borrower, which consent may be withheld by the Lead Borrower in its sole and absolute discretion.

          10.22 Additional Waivers.

                    (a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Credit Party.

                    (b) The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).

                    (c) To the fullest extent permitted by Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or, to the extent permitted by Law, non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

                    (d) Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Committed Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

          10.23 No Strict Construction.

          The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          10.24 Attachments.

          The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWERS:

SYMS CORP

By:	/s/ Philip A. Piscopo

Name: Philip A. Piscopo

Title: Vice President & Chief Financial Officer

SYL, LLC
By: Syms Corp, sole member

By:	/s/ Philip A. Piscopo

Name: Philip A. Piscopo

Title: Vice President & Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent

By:	/s/ Andrew Cerussi

Name: Andrew Cerussi

Title: Senior Vice President - Director

BANK OF AMERICA, N.A., as a Lender and as L/C Issuer

By:	/s/ Andrew Cerussi

Name: Andrew Cerussi

Title: Senior Vice President - Director

S-92

Schedule 1.01

Borrowers

Syms Corp, a New Jersey corporation

SYL, LLC, a Delaware limited liability company

Schedule 1.01-1

Schedule 1.02

Guarantors

None

Schedule 1.02-1

Schedule 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$75,000,000	100%

Schedule 2.01-1

Schedule 5.01

Loan Parties Organizational Information

Name	State of Organization	Type of Entity	Organizational ID Number	Federal Employer ID Number
Syms Corp	New Jersey	corporation	0100199752	22-2465228
SYL, LLC	Delaware	limited liability company	2109715	51-0298277
Syms Advertising Inc.	Delaware	corporation	2011470	N/A – inactive

Schedule 5.01-1

Schedule 5.05

Supplement to Interim Financial Statements

None

Schedule 5.05-1

Schedule 5.08(b)(1)

Owned Real Estate

330 Route 17 North
Paramus, NJ 07652

5300 Powerline
Ft. Lauderdale, FL 33309

280 West North Avenue
Addison, IL 60101

1865 E. Marlton Pike
Cherry Hill, NJ 08003

1340 Swedesford Road
Berwyn, PA 19312

One Syms Way
Secaucus, NJ 07094 (ground lease)

4121 Monroeville Boulevard
Monroeville, PA 15146

4615 NW 77th Avenue
Miami, FL 33166

21930 Miles Road
North Randall, OH 44128

695 Merrick Avenue
Westbury, NY 11590

21700 Telegraph Road
Southfield, MI 48034

5775 Jimmy Carter Boulevard
Norcross, GA 30071

10770 Westheimer
Houston, TX 77042

3251 Hillsborough Avenue
Tampa, FL 33614

Schedule 5.08(b)(1)-1

42 Trinity Place
New York, NY 10007

8075 Sheridan Drive
Williamsville, NY 14221

60 Vanderbilt Motor Parkway
Commack, NY 11725

652 Commerce Drive
Fairfield, CT 06825 (ground lease)

844 Airport Freeway
Hurst TX 76053

1900 Chapman Avenue
Rockville, MD 20852

1803 Roswell Road
Marietta, GA 30062

4400 Forest Hill Boulevard
West Palm Beach, FL 33406

295 Tarrytown Road
Elmsford, NY 10523 (ground lease)

Schedule 5.08(b)(1)-2

Schedule 5.08(b)(2)

Leased Real Estate

555 King Georges Road
Woodbridge, NJ 07095

1000 E. Broad Street
Falls Church, VA 22042

9840 N. Milwaukee Avenue
Des Plaines, IL 60016

800B West 15th Street
Plano, TX 75075

267 Berlin Turnpike
Berlin, CT 06037

155 Bald Hill Road
Cranston, RI 02920

400 Park Avenue
New York, NY 10022

13899 SW 88th Street
Miami, FL 33186

560 Boston Providence Highway
Norwood, MA 02062

216 Newbury Street
Peabody, MA 01960

Schedule 5.08(b)(2)-1

Schedule 5.09

Environmental Matters

None

Schedule 5.09-1

Schedule 5.10

Insurance

See attached certificates of insurance

PORTIONS OF THIS SCHEDULE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. SUCH PORTIONS ARE MARKED “[***]” IN THIS DOCUMENT; THEY HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

Schedule 5.10-1

ACORDTM CERTIFICATE OF LIABILITY INSURANCE	DATE (MM/DD/YYYY) 8/27/2009
PRODUCER Phone: 516-358-3500 Fax: 516-358-3540 City Underwriting Agency Inc. 2001 Marcus Avenue Suite W180 Lake Success NY 11042
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

	INSURERS AFFORDING COVERAGE	NAIC #
INSURED SYMS Corp and ALL Subsidiaries One Syms Way Secaucus NJ 07094	Insurer A: Liberty Mutual Fire Insurance	23035
	Insurer B: Liberty Mutual Ins
	Insurer C:
	Insurer D:
	Insurer E;
COVERAGES
THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS
A	GENERAL LIABILITY	TB2631509778038	11/15/2008	11/15/2009	EACH OCCURRENCE	$[***]
X	COMMERCIAL GENERAL LIABILITY	DAMAGE TO RENTED PREMISES (Ea occurrence)	$[***]
CLAIMS MADE	X	OCCUR	MED EXP (Any one person)	$[***]
PERSONAL & ADV INJURY	$[***]
GENERAL AGGREGATE	$[***]
GEN'L AGGREGATE LIMIT APPLIES PER:	PRODUCTS-COMP/OP AGG	$[***]
POLICY	PROJECT	LOC
A	AUTOMOBILE LIABILITY	AS2631509778028	11/15/2008	11/15/2009	COMBINED SINGLE LIMIT (Ea accident)	$[***]
X	ANY AUTO
ALL OWNED AUTOS	BODILY INJURY (Per person)	$
SCHEDULED AUTOS
X	HIRED AUTOS	BODILY INJURY (Per accident)	$
X	NON-OWNED AUTOS
X	PHY. DAM COV.	PROPERTY DAMAGE (Per accident)	$
DED: $[***]
GARAGE LIABILITY	AUTO ONLY-EA ACCIDENT	$
ANY AUTO	OTHER THAN AUTO ONLY:	EA ACC	$
AGG	$
B	EXCESS/UMBRELLA LIABILITY	TH2661065717018	11/15/2008	11/15/2008	EACH OCCURRENCE	$[***]
X	OCCUR	CLAIMS MADE	AGGREGATE	$[***]
$
DEDUCTIBLE	$
X	RETENTION	$[***]	$
A	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED: If yes, described under SPECIAL PROVISIONS below	WA763D509778018	11/15/2008	11/15/2008	X	WC STATU-TORY LIMITS	OTHER
E.L. EACH ACCIDENT	$[***]
E.L. DISEASE-EA EMPLOYEE	$[***]
E.L. DISEASE-POLICY LIMIT	$[***]
OTHER
DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT / SPECIAL PROVISIONS Certificate Holder is included as additional insured as their interest may appear.
CERTIFICATE HOLDER	CANCELLATION
Bank of America, N.A., as Collateral Agent 100 Federal Street, 9th Floor Boston MA 02110
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE /s/
ACORD 25 (2001/08)	©ACORD CORPORATION 1988

Schedule 5.10-2

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

Schedule 5.10-3

ACORDTM EVIDENCE OF COMMERCIAL PROPERTY INSURANCE	DATE (MM/DD/YYYY) 8/27/2009
THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY.
PRODUCER NAME, CONTACT PERSON AND ADDRESS	PHONE (A/C, No, Ext): 617 437-6900	COMPANY NAME AND ADDRESS	NAIC NO: 10014
FAX (A/C, No): 617 351-7430	Affiliated FM Insurance Company 225 Wyman Street P.O. Box 9198 Waltham, MA 02454-9198
E-MAIL ADDRESS:
Willis of Massachusetts, Inc. Three Copley Place, Suite 300 100 Huntington Avenue Boston, MA 02116-6501
CODE:	SUB CODE:
AGENCY CUSTOMER ID #: 4108	IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH
NAMED INSURED AND ADDRESS Syms Corp and all its Subsidiaries One Syms Way Secaucus, NJ 07094	LOAN NUMBER	POLICY NUMBER AM269
EFFECTIVE DATE 06/01/2009	EXPIRATION DATE 06/01/2010
CONTINUED UNTIL TERMINATED IF CHECKED
ADDITIONAL NAMED INSURED(S)	THIS REPLACES PRIOR EVIDENCE DATED:
PROPERTY INFORMATION (Use additional sheets if more space is required)
LOCATION/DESCRIPTION all locations of the insured
COVERAGE INFORMATION CAUSE OF LOSS FORM	BASIC	BROAD	X	SPECIAL	OTHER
COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $[***]DED: $[***]
YES	NO
BUSINESS INCOME / RENTAL VALUE	X	If YES, LIMIT: Included	X	Actual Loss Sustained # of months:
BLANKET COVERAGE [***]	X	If YES, indicate amount of insurance on properties identified above: $
TERRORISM COVERAGE	X	Attach signed Disclosure Notice / DEC
IS COVERAGE PROVIDED FOR "CERTIFIED ACTS" ONLY?	X	If YES, SUB LIMIT: DED:
IS COVERAGE A STAND ALONE POLICY?	X	If YES, LIMIT: DED:
DOES COVERAGE INCLUDE DOMESTIC TERRORISM?	X	If YES, SUB LIMIT: [***] DED:[***]
COVERAGE FOR MOLD	X	If YES, LIMIT: [***] DED: [***]
MOLD EXCLUSION (If "YES", specify organization's form used)	X
REPLACEMENT COST	X
AGREED AMOUNT	X
COINSURANCE	X	If YES, %
EQUIPMENT BREAKDOWN (If Applicable)	X	If YES, LIMIT: [***] DED: [***]
LAW AND ORDINANCE - Coverage for loss to undamaged portion of building	X	If YES, LIMIT: [***] DED: [***]
- Demolition Costs	X	If YES, LIMIT: [***] DED: [***]
- Incr. Cost of Construction	X	If YES, LIMIT: [***] DED: [***]
EARTHQUAKE (If Applicable)	X	If YES, LIMIT: [***] DED: [***]
FLOOD (If Applicable)	X	If YES, LIMIT: [***] DED: [***]
WIND / HAIL (If Separate Policy)	If YES, LIMIT: DED:
PERMISSION TO WAIVE SUBROGATION PRIOR TO LOSS	X
REMARKS - Including Special Conditions (Use additional sheets if more space is required)
Bank of America N.A. as Administrative Agent and Collateral Agent as Loss Payee
CANCELLATION
THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW    30    DAYS WRITTEN NOTICE, AND WILL SENT NOTIFICATION OF ANY CHANGES TO THE POLICY
THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.

ADDITIONAL INTEREST
NAME AND ADDRESS Bank of America, N.A., as Collateral Agent 100 Federal Street, 9th Floor Boston, MA 02110	LENDER SERVICING AGENT NAME AND ADDRESS
X	MORTGAGEE	X	LENDER LOSS PAYEE	AUTHORIZED REPRESENTATIVE
X	LOSS PAYEE	/s/
ACORD 28 (2003/10) 1 of 1	211	LJD ©ACORD CORPORATION 2003

Schedule 5.10-4

Sym Corporation
Property Insurance Specifications
June 1, 2009 – June 1, 2010

NAMED INSURED:
Syms Corporation and to the extent you are required by contract to provide insurance, your affiliated, subsidiary associated companies or corporations and your interest in partnerships and joint ventures as now exist or may hereafter be constituted or acquired.

ADDRESS:	1 Syms Way Secaucus, NJ 07094

EFFECTIVE DATE:	June 1, 2009 – June 1, 2010

PERILS INSURED:	"All Risks" of Direct Physical Loss, Including Flood, Earthquake and Boiler & Machinery

INTEREST:	Real & Personal Property

TIV:	$[***] (Syms) + $[***] (Filene's Basement acquisition)

TERRITORY:	United States of America and Puerto Rico

VALUATION:	Property Damage – Replacement Cost Time Element – Actual Loss Sustained

PERILS INSURED:
All Risk of direct and physical loss or damage, including Certified and Non Certified Terrorism on Real and Personal Property, EDP Equipment and Media, Rental Value, Valuable Papers & Records, Accounts Receivable, Business Interruption including Ordinary Payroll, Extra Expense, Consequential, Boiler and Machinery and Property in Transit, and as more fully defined in policy form and subject to the sublimits below:

LIMITS:	$[***] Per Occurrence

SUBLIMITS:
Earth Movement, except;	[***]
Unnamed Locations	[***]
Flood, except;	[***]
Unnamed Locations	[***]
Boiler & Machinery, except;	[***]
Expediting Expense	[***]
Hazardous Substance	[***]
Perishable Goods	[***]
Data Restoration	[***]
Extra Expense	[***]
Off Premises Power Coverage — Telephone and Telecommunications Coverage	[***]
Fire Fighting Materials and Expenses	[***]
Professional Fees	[***]
Expediting Expenses	[***]
Trees, Shrubs, Plants and Lawns not to exceed $1,000 per item	[***]
Pavements and Roadways	[***]

Schedule 5.10-5

 Sym Corporation
Property Insurance Specifications
June 1, 2009 – June 1, 2010

SUBLIMITS (CONT'D):
Land and Water Clean Up Expense	[***]
Installation Floater	[***]
Newly Acquired Property	[***]
Unnamed Locations Coverage	[***]
Fine Arts	[***]
Accounts Receivable	[***]
Valuable Papers and Records	[***]
Electronic Data Processing, Data and Media	[***]
Demolition and Increased Cost of Construction, Undamaged Portion (A)	[***]
Demolition and Increased Cost of Construction, Demolition/Compliance with Law/BI	[***]
Errors and Omissions	[***]
Transit	[***]
Fungus Mold or Mildew	[***]
Deferred Payment	[***]
Off-Premises Service Interruption — Property Damage	[***]
Arson and Theft Reward	[***]
Money and Securities	[***]
Locks and Keys	[***]
Tenant Legal Liability and Expense	[***]
Soft Costs	[***]
Contingent Business Interruption	[***]
Research and Development Expense	[***]
Ingress/Egress	[***]
Tax Treatment	[***]
Days of Civil Authority	[***]
Extended Period of Indemnity	[***]

DEDUCTIBLES:
Property Damage and Time Element, including B&M, except	[***]

Earth Movement	[***]

Flood	[***]

Wind & Hail, Tier 1 and 2 Counties	[***] TIV (PD & TE) at each location involved in loss or damage, subject to a $[***] minimum

CANCELLATION:	90 Days NOC and Non-Renewal, except 10 days for non-payment of premium
POLICY FORM:	Affiliated FM PRO 3100

Schedule 5.10-6

Schedule 5.13

Subsidiaries; Other Equity Investments

Part (a) - Subsidiaries:

Subsidiary Name	State of Organization	Equity Interests
SYL, LLC	Delaware	Syms Corp is the sole member
Syms Advertising Inc.	Delaware	unknown # of shares of authorized common stock, all of which are issued and outstanding and owned beneficially & of record by Syms Corp

SYL, LLC has no subsidiaries

Syms Advertising Inc. has no subsidiaries

Part (b) - Other Equity Investments:

None

Schedule 5.13-1

Schedule 5.18

Collective Bargaining Agreements

Collective Bargaining Agreement between Syms Corp and Local 108, Retail, Wholesale and Department Store Union, effective May 27, 2006

Agreement between Local 400 Chartered by the United Food & Commercial Workers International Union and Syms Corp, dated May 1, 2006

Collective Bargaining Agreement between Local 1102 RWDSU UFCW and Associated Men's Wear Retailers of New York, Inc. (on behalf of members of the Association), dated April 1, 2006

Note: these agreements have recently expired and are currently being re-negotiated

Schedule 5.18-1

PORTIONS OF THIS SCHEDULE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934. SUCH PORTIONS ARE MARKED “[***]” IN THIS DOCUMENT; THEY HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

Schedule 5.21(a)
Name of Grantor	Type of Account	Account Number	Name & Address
Financial Institution
Syms Corp.	Secaucus	[***]	Commerce Bank, N.A. 1701 Route 10 East Cherry Hill, NJ 08034-5400
Syms Corp.	Hazelton	[***]	Commerce Bank, N.A. 1701 Route 10 East Cherry Hill, NJ 08034-5400
Syms Corp.	Payroll	[***]	Commerce Bank, N.A. 1701 Route 10 East Cherry Hill, NJ 08034-5400
Syms Corp.	Settlement	[***]	Commerce Bank, N.A. 1701 Route 10 East Cherry Hill, NJ 08034-5400
Syms Corp.	Operating	[***]	Commerce Bank, N.A. 1701 Route 10 East Cherry Hill, NJ 08034-5400
Syms Corp.	Disbursement	[***]	Commerce Bank, N.A. 1701 Route 10 East Cherry Hill, NJ 08034-5400
Syms Corp.	Investment	[***]	Commerce Bank, N.A. 1701 Route 10 East Cherry Hill, NJ 08034-5400
Syms Corp.	Stanley Blacker	[***]	Commerce Bank, N.A. 1701 Route 10 East Cherry Hill, NJ 08034-5400
Syms Corp.	Letter of Credit	[***]	IDB Bank Callip Road West Paterson, NJ 07424
Syms Corp.	Local Cash - Secaucus	[***]	JPMorgan Chase Bank, N.A. Northeast Market P.O. Box 260180 Baton Rouge, LA 70826-0180
Syms Corp.	Local Cash – West Palm Beach	[***]	Wachovia NC8502 P.O. Box 563966 Charlotte, NC 28256-3966

Schedule 5.21(a)-1

Name of Grantor	Type of Account	Account Number	Name & Address
Financial Institution
Syms Corp.	Local Cash – Woodbridge	[***]	TD Bank 1701 Route 70 East Cherry Hill, NJ 08034-5400
Syms Corp.	Local Cash – Miami	[***]	Totalbank P.O. Box 450678 Miami, FL 33245-0678
Syms Corp.	Southfield (Detroit)	[***]	Comerica Bank P.O. Box 75000 Detroit, MI 48275-8259
Syms Corp.	Local Cash – Niles	[***]	Glennview State Bank 800 Waukegan Road Glennview, IL 60025
Syms Corp.	Local Cash – Atlanta	[***]	Wachovia NC8502 P.O. Box 563966 Charlotte, NC 28256-3966
Syms Corp.	Local Cash – Plano	[***]	Comerica Bank P.O. Box 650282 Dallas, TX 75265-0282
Syms Corp.	Houston	[***]	Wells Fargo P.O. Box 63020 San Francisco, CA 94163
Syms Corp.	Local Cash – Tampa	[***]	Bank of America P.O. Box 25118 Tampa, FL 33622-5118
Syms Corp.	Commack	[***]	JPMorgan Chase Bank, N.A. Northeast Market P.O. Box 260180 Baton Rouge, LA 70826-0180 39 Vanderbilt Parkway Commack, NY 11746
Syms Corp.	Local Cash – Fairfield	[***]	People's United Bank P.O. Box 1580 Brid. CT
Syms Corp.	Local	[***]	WebsterBank P.O. Box 191 Waterbury, CT 06720-0191
Syms Corp.	Local Cash - Hurst	[***]	JPMorgan Chase Bank, N.A. Texas Market P.O. Box 260180 Baton Rouge, LA 70826-0180

Schedule 5.21(a)-2

Name of Grantor	Type of Account	Account Number	Name & Address
Financial Institution
Syms Corp.	Local – Troy	[***]	Bank of America P.O. Box 25118 Tampa, FL 33622-5118
Syms Corp.	Local Cash – Addison	[***]	Bank of America P.O. 25118 Tampa, FL 33622-5118
Syms Corp.	Local Cash - Westbury	[***]	JPMorgan Chase Bank, N.A. Northeast Market P.O. Box 260180 Baton Rouge, LA 70826-0180
Syms Corp.	Local Cash - Paramus	[***]	Bank of America P.O. Box 25118 Tampa, FL 33622-5118
Syms Corp.	Local Cash – Norwood	[***]	Bank of America P.O. Box 25118 Tampa, FL 33622-5118
Syms Corp.	Local Cash	[***]	TD Banknorth N.A. P.O. Box 1377 Lewiston, ME 04243-1377
SYL. LLC (Filene's Basement)	DC-Conn Ave	[***]	Bank of America 600 Peachtree NE 9th Floor Atlanta, GA 30308
SYL. LLC (Filene's Basement)	DC-Wisconsin Ave	[***]	Bank of America 600 Peachtree NE 9th Floor Atlanta, GA 30308
SYL. LLC (Filene's Basement)	NY, NY Broadway	[***]	Bank of America 600 Peachtree NE 9th Floor Atlanta, GA 30308
SYL. LLC (Filene's Basement)	NY, Manhasset	[***]	Bank of America 600 Peachtree NE 9th Floor Atlanta, GA 30308
SYL. LLC Basement)	NY Flushing	[***]	Bank of America 600 Peachtree NE 9th Floor Atlanta, GA 30308
SYL. LLC (Filene's Basement)	NY, NY Union Sq.	[***]	Bank of America 600 Peachtree NE 9th Floor Atlanta, GA 30308
SYL. LLC (Filene's Basement)	NY, NY	[***]	Bank of America 600 Peachtree NE 9th Floor Atlanta, GA 30308

Schedule 5.21(a)-3

Name of Grantor	Type of Account	Account Number	Name & Address
Financial Institution
SYL. LLC (Filene's Basement)	Atlanta, GA	[***]	Bank of America 600 Peachtree NE 9th Floor Atlanta, GA 30308
SYL. LLC (Filene's Basement)	Aventura, FL	[***]	Bank of America 600 Peachtree NE 9th Floor Atlanta, GA 30308
SYL. LLC (Filene's Basement)	Chicago, IL – N. State St. and N. Michigan	[***]	135 South LaSalle St. Chicago, IL 60603
SYL. LLC (Filene's Basement)	DC – 14th St.	[***]	Bank of America 600 Peachtree NE 9th Floor Atlanta, GA 30308
SYL. LLC (Filene's Basement)	MA – Watertown, Peabody, Newton, Boston, Braintree, Saugus	[***]	Citizens Exchange Place, 53 State St. Bldg Boston, MA 02109
SYL. LLC (Filene's Basement)	MD, Rockville, NJ, Paramus, MD, Baltimore	[***]	M&T 25 S. Charles St. Baltimore, MD 21201
SYL. LLC (Filene's Basement)	OH, Warrensville, Hts., Columbus	[***]	National City 155 East Broad St. Columbus, OH 43215

Blocked Account Bank(s)

TD Bank Account No. [***] (Settlement Account) and No. [***] (Syms Operating Account)

National City Bank Account No. [***] (SYL. LLC (Filene's Basement) Concentration Account)

Schedule 5.21(a)-4

Schedule 5.21(b)

Credit Card Arrangements

Syms Corp:

First Data Merchant Services Corporation 1307 Walt Whitman Road Melville, New York 11747 Attention: Jan Hamilton email: Jan.Hamilton@firstdata.com

GE Money Sales Finance 950 Forrer Boulevard Kettering, Ohio 45420 Michael Rojas 937-534-975

SYL, LLC:

BA Merchant Services 1231 Durrett Lane Louisville, Kentucky 40213-2008 renee.stelter@bankofamerica.com

Discover Network 2500 Lake Cook Rd Riverwoods, Illinois 60015 amyschneider@discover.com

American Express Company World Financial Center 200 Vesey St New York, New York 10285 wendy.s.radtke@aexp.com

Schedule 5.21(b)-1

Schedule 5.24

Material Contracts

Epicor Retail Master Software License and Services Agreement dated December 30, 2008 between Syms Corp and NSB Retail Solutions Inc. as supplemented by Implementation Statement of Work dated December 30, 2008

Schedule 5.24-1

Schedule 6.02

Financial and Collateral Reporting

[see attached]

Schedule 6.02-1

Schedule 6.02

Financial and Collateral Reporting

A. On the 10th day of each Fiscal Month1
1. Borrowing Base Certificate
2. Summary source document of Stock Ledger
3. Summary document of the following:
(i) On hand, not detail received
(ii) Pack & hold
(iii) Un-entered inventory
(iv) In yard
(v) Trailers in-transit
(vi) Cross dock merchandise in process
4. Summary source document showing L/C Inventory
5. Summary source document showing Credit Card A/R
6. Summary report of cash balances included on Borrowing Base Certificate
7. Gift card/merchandise credit liability report
8. Monthly store rent in WA, VA, PA
9. Texas ad valorem tax liability

B. Within 30 days after the end of each Fiscal Month
1. Monthly consolidated balance sheet
2. Monthly consolidated statement of income
3. Monthly consolidated statement of cash flows
4. Compliance Certificate with management's discussion & analysis

C. Within 45 days after the end of each Fiscal Quarter
1. Quarterly consolidated balance sheet
2. Quarterly consolidated statement of income
3. Quarterly consolidated statement of cash flows
4. Compliance Certificate with management's discussion & analysis

D. Within 90 days after the end of each Fiscal Year
1. Annual audited consolidated balance sheet
2. Annual audited consolidated statement of income
3. Annual audited consolidated statement of cash flows
4. Compliance Certificate with management's discussion & analysis
5. Certification by Registered Public Accounting Firm

E. Within 30 days before the end of each Fiscal Year
1. Projected monthly consolidated balance sheet for upcoming year
2. Projected monthly consolidated statement of income for upcoming year
3. Projected monthly consolidated statement of cash flows for upcoming year
4. Availability model
_______________________
1
Provided that at any time that an Accelerated Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate shall be delivered on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), showing the Borrowing Base as of the close of business on the immediately preceding Saturday, and no additional Borrowing Base Certificate need be provided on the tenth (10th) day of any Fiscal Month with respect to which a Borrowing Base Certificate has been delivered weekly.

Schedule 6.02-2

Schedule 7.01

Existing Liens

None

Schedule 7.01-1

Schedule 7.02

Existing Investments

TD Bank, N.A.
1701 Route 70 East
Cherry Hill, NJ 08034
money-market fund, account no. 2490487841

Schedule 7.02-1

Schedule 7.03

Existing Indebtedness

None

Schedule 7.03-1

Schedule 10.02

Notices

Loan Parties:

c/o Syms Corp
One Syms Way
Secaucus, New Jersey 07094
Attention: Philip A. Piscopo
Email: PhilipPiscopo@syms.com
Telephone: (201) 902 - 9600 x136
Facsimile: (201) 902 - 9874

with a copy to:

Lowenstein Sandler PC
1251 Avenue of the Americas
New York, New York 10020
Attention:     Suzanne L'Hernault, Esq.
Telephone:   (646) 414-6960
E-mail:         SL'Hemault@lowenstein.com

Administrative Agent and Collateral Agent:

Bank of America, N.A.
100 Federal Street, 9th Floor
Boston, MA 02110
Attention: Kathleen Dimock
Email: kathleen.dimock@bankofamerica.com
Telephone: 617-434-3830
Facsimile: 617-434-6685

with a copy to:

Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention:     David S. Berman, Esq.
Telephone:   (617) 523-9000
Facsimile:     (617) 880-3456
E-mail:         dberman@riemerlaw.com

Schedule 10.02-1

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE
Date:   _____________,____

To:           Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of August 27, 2009 (as amended, modified, supplemented or restated hereafter, the "Credit Agreement") by and among (i) Syms Corp, a New Jersey corporation, for itself and as Lead Borrower (in such capacity, the "Lead Borrower") for the other Borrowers party thereto from time to time (individually, a "Borrower" and, collectively, the "Borrowers"), (ii) the Borrowers party thereto from time to time, (iii) the Guarantors party thereto (iv) Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent") for its own benefit and the benefit of the other Credit Parties referred to therein, (v) Bank of America, N.A., as collateral agent (in such capacity, the "Collateral Agent") for its own benefit and the benefit of the other Credit Parties, (vi) Bank of America, N.A., as L/C Issuer, and (vii) the lenders from time to time party thereto (individually, a "Lender" and, collectively, the "Lenders"). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

1.	The Lead Borrower hereby requests [a Committed Borrowing][a conversion of Loans from one Type to the other][a continuation of LIBO Rate Loans]:2

(a)	On _________________________ (a Business Day)3

(b)	In the amount of $___________________4

(c)	Comprised of [Base Rate][LIBO Rate]Loans (Type of Committed Loan)5
_______________________
2	A Committed Borrowing must be a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBO Rate Loans, must have the same Interest Period.

3
Each notice of a Committed Borrowing must be received by the Administrative Agent not later than: (i) 11:00 a.m. three (3) Business Days prior to the requested date of any Committed Borrowing of LIBO Rate Loans, or (ii) 11:00 a.m. on the requested date of any Committed Borrowing of Base Rate Loans.

4
Each Committed Borrowing, conversion to, or continuation of LIBO Rate Loans must be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and each Committed Borrowing of or conversion to Base Rate Loans must be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

5	Committed Loans may be either Base Rate Loans or LIBO Rate Loans. If the Type of Committed Loan is not specified, then the applicable Committed Loans will be made as Base Rate Loans.

(d)	For LIBO Rate Loans: with an Interest Period of ____ months6

The Lead Borrower hereby represents and warrants (for itself and on behalf of the other Borrowers) that (a) the Committed Borrowing requested herein complies with Section 2.02 and the other provisions of the Credit Agreement and (b) the conditions specified in Sections 4.01 and 4.02 of the Credit Agreement have been satisfied on and as of the date specified in Item 1(a) above.

[signature page follows]

_______________________
6           The Lead Borrower may request a Committed Borrowing of LIBO Rate Loans with an Interest Period of one, two, three or six months. If no election of Interest Period is specified, then the Lead Borrower will be deemed to have specified an Interest Period of one month.

Dated as of the date above first written.

Syms Corp, as Lead Borrower

By:
Name:
Title:

Signature Page to Loan Notice

EXHIBIT B

FORM OF NOTE

NOTE

$_______________	_____________, 2009

FOR VALUE RECEIVED, the undersigned (individually, a "Borrower" and, collectively, the "Borrowers"), jointly and severally promise to pay to the order of ___________________ (hereinafter, with any subsequent holders, the "Lender"), do Bank of America, N.A., 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, the principal sum of ___________________ ($____________), or, if less, the aggregate unpaid principal balance of Committed Loans made by the Lender to or for the account of any Borrower pursuant to the Credit Agreement dated as of August 27, 2009 (as amended, modified, supplemented or restated and in effect from time to time, the "Credit Agreement") by and among (i) the Borrowers, (ii) the Guarantors party thereto, (iii) Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent") for its own benefit and the benefit of the other Credit Parties referred to therein, (iv) Bank of America, N.A., as collateral agent (in such capacity, the "Collateral Agent") for its own benefit and the benefit of the other Credit Parties, (v) Bank of America, N.A., as L/C Issuer, and (vi) the lenders from time to time party thereto (individually, a "Lender" and, collectively, the "Lenders"), with interest at the rate and payable in the manner stated therein.

This is a "Note" to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Administrative Agent's books and records concerning the Committed Loans, the accrual of interest thereon, and the repayment of such Committed Loans, shall be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by any Agent or the Lender in exercising or enforcing any of such Agent's or the Lender's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

Each Borrower, and each endorser and guarantor of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by any Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Note.

This Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, however, the release by any Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to any Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agents and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENTS AND THE LENDER HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed as of the date set forth above.

BORROWERS:

Syms Corp

By:

Name:

Title:

SYL, LLC

By: Syms Corp, sole member

By:

Name:

Title:

Signature Page to Note

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE
To:	Bank of America, N.A.	Date: __________________
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Kathleen Dimock

Re:      Credit Agreement dated as of August 27, 2009 (as such may be amended, modified, supplemented or restated from time to time, the "Credit Agreement") by and between, among others, (i) Syms Corp (the "Lead Borrower"), (ii) the other Borrowers named therein (together with the Lead Borrower, the "Borrowers"), (iii) the Lenders named therein, and (iv) Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders (in such capacities, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Lead Borrower, hereby certifies to you as follows:

1.	No Default.

a.	To the best knowledge of the undersigned Responsible Officer, except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.

b.	If a Default or Event of Default has occurred and is continuing, the Borrowers propose to take action as set forth in Appendix I with respect to such Default or Event of Default.

2.
No Material Accounting Changes, Etc. The financial statements furnished to the Agent for the Fiscal Month/Fiscal Quarter/Fiscal Year ending [_____] were prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial condition of the Borrowers on a consolidated basis at the close of, and the results of the Borrowers' operations and cash flows for, the period(s) covered, subject to, with respect to the monthly/quarterly financial statements, normal year end audit adjustments and the absence of footnotes. There has been no change in GAAP or the application thereof since the date of the audited financial statements furnished to the Agent for the Fiscal Year ending [_____], other than the material accounting changes as disclosed on Appendix II hereto.

IN WITNESS WHEREOF, I have executed this certificate as of the date first written above.

By:
Responsible Officer of Lead Borrower

Name:
Title:

Appendix I

Except as set forth below, no Default or Event of Default presently exists. [If a Default or Event of Default exists, the following describes the nature of the Default in reasonable detail and the steps being taken or contemplated by the Borrowers to be taken on account thereof.]

Appendix II

Except as set forth below, no material changes in GAAP or the application thereof have occurred since [the date of the most recently delivered financial statements to the Agent prior to the date of this Certificate]. [If material changes in GAAP or in the application thereof have occurred, the following describes the nature of the changes in reasonable detail and the effect, if any, of each such material change in GAAP or in the application thereof on the calculations set forth in the financial statements described in the Credit Agreement].

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] "Assignor") and [the][each]2 Assignee identified in item 2 below ([the][each, an] "Assignee"). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized erms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by [each, the] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's][the respective Assignors'] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, participations in Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses
___________________
1
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

2
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

3	Select as appropriate.

4	Include bracketed language if there are either multiple Assignors or multiple Assignees.

(i) and (ii) above being referred to herein collectively as [the][an] "Assigned Interest"). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

3.	Borrowers:	Syms Corp and SYL, LLC

4.	Administrative Agent: Bank of America, N.A., as the Administrative Agent under the Credit Agreement.

5.
Credit Agreement:  Credit Agreement, dated as of August 27, 2009, by and among (i) the Borrowers, (ii) the Guarantors party thereto from time to time, (iii) the Lenders party thereto from time to time, and (iv) Bank of America, N.A. as administrative agent (in such capacity, the "Administrative Agent ") for itself and the other Credit Parties, (v) Bank of America, N.A. as collateral agent (in such capacity, the "Collateral Agent") for itself and the other Credit Parties, and (vi) Bank of America, N.A., as L/C Issuer.

6.	Assigned Interest[s]:

Assignor[s]5	Assignee[s]6	Aggregate Amount of Commitment/ Loans for all Lenders7	Amount of Commitment/ Loans Assigned8	Percentage Assigned of Commitment/ Loans9
		$_________	$_________	_________%
		$_________	$_________	_________%
____________________
5	List each Assignor, as appropriate.

6	List each Assignee, as appropriate.

7
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8
Subject to minimum amount requirements pursuant to Section 10.06(b)(i)(B) of the Credit Agreement and subject to proportionate amount requirements pursuant to Section 10.06(b)(ii) of the Credit Agreement.

9	Set forth, to at least 9 decimals, as a percentage of the Aggregate Commitments/Committed Loans of all Lenders thereunder.

[7.	Trade Date: __________________]10

Effective Date:  _________________ 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE DATE OF DELIVERY OF THIS ASSIGNMENT AND ASSUMPTION FOR RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]11 Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:
_____________________
10	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

11	To the extent that the Administrative Agent's consent is required under Section 10.06(b)(iii) of the Credit Agreement.

[Consented to:]12

SYMS CORP, as Lead Borrower

By:
Name:
Title:

_____________________
12           To the extent required under Section 10.06(b)(iii) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement, dated as of August 27, 2009, by and among (i) the Borrowers, (ii) the Guarantors party thereto from time to time, (iii) the Lenders party thereto from time to time, and (iv) Bank of America, N.A. as administrative agent (in such capacity, the "Administrative Agent") for itself and the other Credit Parties, (v) Bank of America, N.A. as collateral agent (in such capacity, the "Collateral Agent") for itself and the other Credit Parties, and (vi) Bank of America, N.A., as L/C Issuer.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.      Assignor. [The] Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.

1.2.      Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01  thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (v) it has, independently and without reliance upon the Administrative Agent, Collateral Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the

Collateral Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the teams of the Loan Documents are required to be performed by it as a Lender.

2.         Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.         General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

4.         Fees. Unless waived by the Administrative Agent in accordance with Section 10.06(b)(iv) of the Credit Agreement, this Assignment and Assumption shall be delivered to the Administrative Agent with a processing and recordation fee of $3,500.

EXHIBIT E

[see attached]

E-1

Syms Corporation	Certificate No.			1
Borrowing Base Certificate	Certificate Date

Information as of:	Syms	Filene's Basement		Consolidated
Eligible Credit Card Receivables
Advance Rate	85.0%		85.0%	$-
Credit Card Receivable Availability	$-		$-	$-
Stock Ledger Inventory
On hand, not detail received
Pack & Hold
Un-Entered Inventory
In Yard
Trailers In-Transit
Cross Dock Merchandise in Process
Total Inventory
Less ineligibles:
Damages/RTV (1.0% of inventory)	$-		$-	$-
Damages/RTV (1.0% of inventory)	$-		$-	$-
Shrink (0.5% of Inventory at FB ONLY)	$-		$-	$-
Total ineligibles	$-		$-	$-
Eligible inventory	$-		$-	$-
Appraised NOLV
Advance Rate (85% x NOLV)	0.0%		0.0%
Inventory Availability	$-		$-	$-
Eligible Letters of Credit				$-
Appraised NOLV
Advance Rate (85% x NOLV)	0.0%		0.0%
Letter of Credit Availability	$-		$-	$-
Appraised Value of Eligible Real Estate		$	- 50.0%	$-
Real Estate Advance Rate	50.0%
(capped at the lesser of $18.75MM and 25% of the Loan Cap)
Real Estate Availability	$-		$-	$-
Eligible Cash in BOA Control Account	$-			$-
Advance Rate	100.0%		100.0%
Cash in BOA Control Account Availability	$-		$-	$-

Total Available Collateral Before Reserves	$-		$-	$-
Less availability reserves:
Gift certificates and merchandise credits (50%)				$-
Customer deposits (100%)				$-
Landlord Lien reserve (2 months rent in PA, VA and WA)				$-
TX Ad Valorem Taxes				$-
Total availability reserves	$-		$-	$-
Total Borrowing Base (capped at $75MM)	$-		$-	$-

Availability Calculation As of:
Total Borrowing Base				$-
Beginning Principal Balance				$-
Add: Prior Day Advance
Add: Fees Charged Today
Ending Principal Balance				$-
Add: Standby Letters of Credit				$-
Add: Documentary Letter of Credit				$-
Total Obligations Prior to Today's Advance Request				$-
Total Availability Prior to Advance Request				$-
Pay Down Amount
Advance Request
Excess Availability				$-

The undersigned represents and warrants that (a) the information set forth above is true, complete and accurate, and has been prepared in accordance with the requirements of the Credit Agreement between the Borrower and Bank of America, N.A.; (b) no "Default" (as defined in the Credit Agreement) is presently in existence; and (c) all or a portion of the advance requested hereby will be set aside by the Borrower to cover 100% of the Borrower's obligation for sales tax on account of sales since the most recent borrowing under the Credit Agreement.

Authorized signer:
Name:
Title:

E-2

EXHIBIT F

FORM OF CREDIT CARD NOTIFICATION

PREPARE ON BORROWER LETTERHEAD - ONE FOR EACH PROCESSOR
____________, 2009

To:	[Name and Address of Credit Card Processor] (The "Processor")

	Re:	Syms Corp (the "Company")
Merchant Account Number: ________________

Dear Sir/Madam:

Under various agreements between and among the Company, certain affiliates of the Company, Bank of America, N.A., a national banking association with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, as administrative agent (the "Administrative Agent") and collateral agent (the "Collateral Agent" and, together with the Administrative Agent, the "Agents") for a syndicate of lenders and other credit parties (the "Credit Parties") party to a Credit Agreement dated as of August 27, 2009 (as amended, modified or supplemented from time to time, the "Credit Agreement"), the Company has granted to the Collateral Agent for the benefit of the Credit Parties a security interest in and to the Company's inventory, accounts, general intangibles, equipment, and other assets, including, without limitation, all amounts due or to become due from the Processor to the Company.

Under such agreements, subject to the terms of the Credit Agreement, the Company is obligated to deliver (or cause to be delivered) all proceeds of the Company's accounts, accounts receivable, and inventory to the Agents. Such proceeds include all payments with respect to credit card charges (the "Charges") submitted by the Company to the Processor for processing and the amounts which the Processor owes to the Company on account thereof (the "Credit Card Proceeds").

1.
Until the Processor receives written notification from an officer of the Collateral Agent to the contrary, all amounts as may become due from time to time from the Processor to the Company shall continue to be transferred only as follows:

	(a)	By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

ABA #
Account No.
Re: Syms Corp

or

F-1

	(b)	As the Processor may be instructed from time to time in writing by an officer of the Collateral Agent.

2.
Upon request of the Collateral Agent, a copy of each periodic statement provided by the Processor to the Company should be provided to the Collateral Agent at the following address (which address may be changed upon seven (7) days' written notice given to the Processor by the Collateral Agent):

Bank of America, N.A.
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attention: Andrew Cerussi
Re: Syms Corp

3.
The Processor shall be fully protected in acting on any order or direction by the Agents respecting the Charges and the Credit Card Proceeds without making any inquiry whatsoever as to the Collateral Agent's right or authority to give such order or direction or as to the application of any payment made pursuant thereto.

This letter may be amended only by the written agreement of the Processor, the Company, and an officer of the Collateral Agent and may be terminated solely by written notice signed by an officer of the Collateral Agent.

F-2

Very truly yours,

Syms Corp

By:
Name:
Title:

cc:       Bank of America, N.A.

F-3